Filed pursuant to Rule 433(d) - Registration No. 333-132109

Nomura Home Equity Loan, Inc. Home Equity Loan Trust, Series 2007-3 Issuing Entity
Asset-Backed Certificates, Series 2007-3
$842,316,000 (+/- 10%)
(Approximate)
Free Writing Prospectus April 18, 2007
Nomura Home Equity Loan, Inc.
Depositor Commission File Number: 333-132109

LEHMAN BROTHERS

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

NHELI 2007-3	Free Writing Prospectus	April 18,2007

DISCLAIMER

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, Lehman Brothers will arrange to send you the base prospectus at no charge if you request it by calling (800) 666-2388, Ext 59519.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an indication of interest to purchase the offered securities. Any such indication of interest to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted an offer from you to purchase such securities. You may withdraw your indication of interest at any time. Any commitment to purchase securities shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document will supersede all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have indicated an interest in purchasing, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)(2)	Coupon Type(3)	Coupon Index	WAL (year) (4) (5)	Principal Window (4) (5)	Expected Rating (S&P/Moody’s/DBRS)(2)	Last Scheduled Distribution Date
I-A-1	246,953,000	Floating	1M LIBOR	Not offered hereby
II-A-1	421,876,000	Floating	1M LIBOR	1.00	05/07 - 02/09	AAA/Aaa/AAA	Feb- 37
II-A-2	47,543,000	Floating	1M LIBOR	2.00	02/09 - 06/09	AAA/Aaa/AAA	Feb- 37
II-A-3	116,112,000	Floating	1M LIBOR	3.00	06/09 - 01/13	AAA/Aaa/AAA	Feb- 37
II-A-4	6,207,000	Floating	1M LIBOR	5.74	01/13 - 01/13	AAA/Aaa/AAA	Feb- 37
M-1	52,061,000	Floating	1M LIBOR	5.58	04/12 - 01/13	AA+/Aa1/AA(high)	Feb- 37
M-2	46,339,000	Floating	1M LIBOR	4.90	07/11 - 01/13	AA+/Aa2/AA (high)	Feb- 37
M-3	28,605,000	Floating	1M LIBOR	4.57	04/11 - 01/13	AA/Aa3/AA	Feb- 37
M-4	25,172,000	Floating	1M LIBOR	4.42	01/11 - 01/13	AA/A1/AA(low)	Feb- 37
M-5	24,028,000	Floating	1M LIBOR	4.32	11/10 - 01/13	AA-/A2/A (high)	Feb- 37
M-6	20,024,000	Floating	1M LIBOR	4.24	10/10 - 01/13	A+/A3/A	Feb- 37
M-7	20,023,000	Floating	1M LIBOR	4.19	09/10 - 01/13	A-/Baa1/A (low)	Feb- 37
M-8	18,879,000	Floating	1M LIBOR	4.14	08/10 - 01/13	BBB+/Baa2/BBB (high)	Feb- 37
M-9	15,447,000	Floating	1M LIBOR	4.10	07/10 - 01/13	BBB/Baa3/BBB	Feb- 37
Total Offering(6)	1,089,269,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the final pool, excess spread and other structural attributes.

(3)
The pass-through rate for the Senior Certificates and Subordinate Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the least of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin, (ii) the applicable Net Funds Cap (actual/360 accrual basis, 0 day delay) and (iii) the applicable Maximum Cap. If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates will increase by 2.0x and the certificate margin for the Subordinate Certificates will increase by 1.5x.

(4)	Run to 10% Optional Termination.

(5)
Run at 100% PPC which assumes: For adjustable rate Mortgage Loans, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

(6)	Based on initial principal balance of the Senior Certificates and Subordinate Certificates regardless of whether offered hereby.

TRANSACTION SUMMARY
All dollar amounts, percentages and other numerical information contained herein are subject to a permitted variance of plus or minus 10%.

Issuing Entity:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-3

Cut-off Date:	April 1, 2007

Closing Date:	On or about April 30, 2007

Investor Settlement Date:	On or about April 30, 2007

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:
Lehman Brothers Inc. as lead manager (the “Lead Manager”) along with Greenwich Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Co-Managers”, and together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final free writing prospectus.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originator of the Mortgage Loans is ResMAE Mortgage Corporation, with respect to approximately 77.63% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans. On February 12, 2007, ResMAE Mortgage Corporation filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code.

Servicers:
Equity One, Inc. (“Equity One”), with respect to approximately 77.66% of the Mortgage Loans, Ocwen Loan Servicing, LLC (“Ocwen”), with respect to approximately 22.19% of the Mortgage Loans, and Wells Fargo Bank, N.A. (“Wells Fargo”), with respect to approximately 0.16% of the Mortgage Loans, in each case, by aggregate principal balance as of the Cut-off Date.

Trustee and Supplemental
Interest Trust Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.

Interest Rate Swap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating acceptable to the rating agencies rating the Senior Certificates and Subordinate Certificates (the “Swap Provider”) commencing on the Distribution Date in June 2007 and terminating after the Distribution Date in April 2012.

The Interest Rate Swap Agreement will be held through the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider. Payments received in connection with the Interest Rate Swap Agreement may be available to cover unpaid Current Interest and Carryforward Interest, realized losses, and Basis Risk Shortfalls. See “Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Interest Rate Swap Agreement” below.

Interest Rate Cap Agreement:
The Senior Certificates and Subordinate Certificates will have the benefit of an interest rate cap agreement (the “Interest Rate Cap Agreement”) provided by a cap provider having a long-term credit rating acceptable to the rating agencies rating the Senior Certificates and Subordinate Certificates (the “Cap Provider”) commencing on the Distribution Date in May 2009 and terminating after the Distribution Date in September 2011.

The Supplemental Interest Trust Trustee will enter into the Interest Rate Cap Agreement with the Cap Provider. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds received in respect of the Interest Rate Cap Agreement.

Any payments received by the Securities Administrator pursuant to the Interest Rate Cap Agreement will be deposited into the Supplemental Interest Trust. Amounts deposited into the Supplemental Interest Trust in respect of the Interest Rate Cap Agreement, if any, will be available to cover unpaid Current Interest and Carryforward Interest, realized losses, and Basis Risk Shortfalls. See “Interest Rate Swap Agreement and Interest Rate Cap Agreement —The Interest Rate Cap Agreement” below.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in May 2007, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:
The Distribution Date in February 2037 will be the Last Scheduled Distribution Date for the Offered Certificates which is the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by such date.

Mortgage Pool:
The Mortgage Pool will contain approximately 5,282 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”). The Mortgage Loans have been divided into two loan groups which we sometimes refer to as the Group I Mortgage Loans and the Group II Mortgage Loans.

For additional information regarding the Mortgage Loans, please refer to the collateral tables contained at the end of this Free Writing Prospectus.

Certificate Designations:
Class I-A-1 Certificates (the “Group I Certificates”). While the Class I-A-1 Certificates shall be offered by the prospectus supplement to be filed on or about the Closing Date in connection with this transaction, such class is not offered pursuant to this Free Writing Prospectus.

Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (the “Group II Certificates” and together with the Group I Certificates, the “Senior Certificates”).

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Subordinate Certificates”).

Only the Group II Certificates and the Subordinate Certificates are offered by this Free Writing Prospectus (collectively, the “Offered Certificates”).

Additional Classes:
The Class P Certificates, Class X Certificates and one or more classes of noneconomic residual certificates (the “Residual Certificates”) will not be publicly offered. Any information with regard to those classes is only provided to enhance the understanding of the Offered Certificates.

Due Period:
With respect to any Distribution Date, the second day of the calendar month preceding the month in which such Distribution Date occurs through the first of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and Ocwen, and (a) prepayments in full, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Cut-off Date) through the 15th day of the month in which such Distribution Date occurs, and (b) prepayments in part, the prior calendar month; with respect to any Distribution Date and Equity One, the 16th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Cut-off Date) through the 15th day of the month in which such Distribution Date occurs; and with respect to any Distribution Date and Wells Fargo Bank, N.A., the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Senior Certificates and the Subordinate Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Senior Certificates and Subordinate Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the certificates on any Distribution Date when the outstanding aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Senior Certificates and the Subordinate Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve fund, the Supplemental Interest Trust, or the obligation to make payments to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

Each Residual Certificate will represent the beneficial ownership of “residual interests” in one or more related REMICs.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Dominion Bond Rating Service (“DBRS”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus. The Senior Certificates and Subordinate Certificates may be rated by additional rating agencies as disclosed in the final free writing prospectus.

Credit Enhancement Structure:	Senior/subordination, excess spread, overcollateralization and cross-collateralization.

ERISA Eligibility:
It is anticipated that the Offered Certificates may be purchased by plans subject to Title I of ERISA or section 4975 of the Code. However, for so long as the Supplemental Interest Trust is in effect, prospective plan purchasers must be eligible for the relief available under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

SMMEA:	The Offered Certificates will not be SMMEA eligible.

CREDIT ENHANCEMENT AND RELATED DEFINITIONS

Excess Interest/Overcollateralization — The Group I Mortgage Loans and Group II Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates entitled to payment of interest and certain related trust expenses and Supplemental Interest Trust expenses. This excess interest will be applied to pay principal on the certificates entitled to payment of principal in order to maintain or restore the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group I Mortgage Loans and Group II Mortgage Loans to maintain or restore the required level of overcollateralization or to absorb losses on the Group I Mortgage Loans and Group II Mortgage Loans.

Subordination and Allocation of Losses — The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a higher payment priority. Losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and payments received from the Swap Provider in respect of the Interest Rate Swap Agreement or payments received from the Cap Provider in respect of the Interest Rate Cap Agreement, will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Cross-collateralization — In certain limited circumstances, principal and interest collected from either the Group I Mortgage Loans or Group II Mortgage Loans may be used to pay principal or interest, or both, to the Senior Certificates unrelated to that loan group.

Aggregate Loan Balance— With respect to the Mortgage Loans and any Distribution Date, the aggregate of the stated principal balances of the Mortgage Loans as of the last day of the related Due Period.

Initial Overcollateralization Amount— As of the Closing Date, the Overcollateralization Amount will be approximately 4.80% of the Aggregate Loan Balance as of the Cut-off Date.

Overcollateralization Amount— For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) over (b) the aggregate certificate principal balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount).

Targeted Overcollateralization Amount— With respect to any Distribution Date prior to the Stepdown Date, approximately 4.80% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 9.60% of the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period), or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date— The later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Senior Certificates and Subordinate Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 53.40%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement* (%)	Approximate Expected Target Credit Enhancement** (%)
Senior	73.30	26.70	53.40
M-1	4.55	22.15	44.30
M-2	4.05	18.10	36.20
M-3	2.50	15.60	31.20
M-4	2.20	13.40	26.80
M-5	2.10	11.30	22.60
M-6	1.75	9.55	19.10
M-7	1.75	7.80	15.60
M-8	1.65	6.15	12.30
M-9	1.35	4.80	9.60

*	Prior to the Stepdown Date, based on the Aggregate Loan Balance as of the Cut-off Date.
**	After the Stepdown Date, based on the Aggregate Loan Balance as of such date of determination.

Trigger Events — A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 29.95% of the Senior Enhancement Percentage (as defined below) for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original Aggregate Loan Balance as of the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2010 - April 2011	4.10%*
May 2011 - April 2012	6.40%*
May 2012 - April 2013	8.25%*
May 2013 and thereafter	9.00%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Senior Enhancement Percentage— With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period).

Delinquency Rate— With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Mortgage Loans as of the close of business on the last day of such month.

INTEREST RATE SWAP AGREEMENT AND INTEREST RATE CAP AGREEMENT

Interest Rate Swap Agreement

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider equal to the product of (a) 5.10% per annum, (b) the Swap Notional Amount (as defined herein) for such Distribution Date, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date (as defined herein) multiplied by (c) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360.

The “Swap Notional Amount” for each Distribution Date will equal the lesser of (x) the stated swap notional amount for such Distribution Date as set forth in Annex A herein, and (y) the aggregate certificate principal balance of the outstanding Senior and Subordinate Certificates immediately prior to such Distribution Date.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1) under “Distribution of Monthly Excess Cashflow”;

(5)
to the Senior Certificates, on a pro rata basis, and then to the Subordinate Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of unpaid Current Interest and Carryforward Interest, realized losses, and Basis Risk Shortfalls.

Interest Rate Cap Agreement— Pursuant to the Interest Rate Cap Agreement, on each Distribution Date during the term of the Interest Rate Cap Agreement the Cap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Cap Payment”) calculated at a rate equal to the product of (a) the excess, if any, of one-month LIBOR (as determined pursuant to the Interest Rate Cap Agreement) over 5.32% per annum, (b) the Cap Notional Amount (as defined herein) and (c) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360.

The “Cap Notional Amount” for each Distribution Date will equal the lesser of (x) the stated cap notional amount for such Distribution Date as set forth in Annex B herein and (y) the excess, if any, of (1) the aggregate certificate principal balance of the outstanding Senior and Subordinate Certificates immediately prior to such Distribution Date over (2) the stated swap notional amount for such Distribution Date as set forth in Annex A herein.

The Trustee will appoint the Securities Administrator to receive for deposit into the Supplemental Interest Trust any amounts received by the Cap Provider pursuant to the Interest Rate Cap Agreement.

•	Any amounts received and deposited into the Supplemental Interest Trust in respect of the Interest Rate Cap Agreement will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (1) under “Interest Rate Swap Agreement”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest” and clause (2) under “Interest Rate Swap Agreement”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (3) under “Interest Rate Swap Agreement”;

(4)
to the holders of the class or classes of Senior Certificates and Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause (1) under “Distribution of Monthly Excess Cashflow” and clause (4) under “Interest Rate Swap Agreement”;

(5)
to the Senior Certificates, on a pro rata basis, and then to the Subordinate Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall reserve fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date and after giving effect to distributions made pursuant to clause (5) under “Interest Rate Swap Agreement”; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of unpaid Current Interest and Carryforward Interest, realized losses, and Basis Risk Shortfalls.

DISTRIBUTIONS

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the lesser of (x) one month LIBOR plus the applicable certificate margin and (y) the applicable Maximum Cap.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed to such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest— With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any net interest shortfalls to the extent not covered by excess interest.

Group I Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Excess Interest Amount — With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and a fraction the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Maximum Cap —  With respect to any Distribution Date, the related Interest Accrual Period and the Group I Certificates, a per annum rate equal to (A) the sum of (x) the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group, (y) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve and the sum of (i) the Group I Allocation Percentage of any Net Swap Payment made by the Swap Provider and (ii) the Group I Allocation Percentage of any Swap Termination Payment made by the Swap Provider, and the denominator of which is equal to the outstanding stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (z) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve multiplied by the Group I Allocation Percentage of any Cap Payment made by the Cap Provider and the denominator of which is equal to the outstanding stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date minus (B) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve and the sum of (i) the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider and (ii) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a swap provider trigger event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider and the denominator of which is equal to the outstanding stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date.

With respect to any Distribution Date, the related Interest Accrual Period and the Group II Certificates, a per annum rate equal to (A) the sum of (x) the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans in the related loan group as stated in the related mortgage notes minus the weighted average expense rate of the Mortgage Loans in the related loan group, (y) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve and the sum of (i) the Group II Allocation Percentage of any Net Swap Payment made by the Swap Provider and (ii) the Group II Allocation Percentage of any Swap Termination Payment made by the Swap Provider, and the denominator of which is equal to the outstanding stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (z) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve multiplied by the Group II Allocation Percentage of any Cap Payment made by the Cap Provider and the denominator of which is equal to the outstanding stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date minus (B) a fraction, expressed as a percentage, the numerator of which is equal to the product of twelve and the sum of (i) the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider and (ii) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a swap provider trigger event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider and the denominator of which is equal to the outstanding stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date.

With respect to the Subordinate Certificates and the related Interest Accrual Period, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate stated principal balance of each loan group the current aggregate certificate principal balance of the related Senior Certificates) of the related Maximum Cap for the Group I Certificates and the related Maximum Cap for the Group II Certificates.

In each case, the related Maximum Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net Funds Cap—With respect to any Distribution Date, the related Interest Accrual Period and the Group I Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such distribution date and the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date, and (2) the Group I Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a swap provider trigger event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group I Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to any Distribution Date, the related Interest Accrual Period and the Group II Certificates, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the related Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, and (2) the Group II Allocation Percentage of any Swap Termination Payment (unless such payment is the result of a swap provider trigger event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate stated principal balance of the Group II Mortgage Loans for the immediately preceding Distribution Date and (II) 12.

With respect to the Subordinate Certificates and the related Interest Accrual Period, a per annum rate equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate stated principal balance of each loan group the current aggregate certificate principal balance of the related Senior Certificates) of the related Net Funds Cap for the Group I Certificates and the related Net Funds Cap for the Group II Certificates.

In each case, the related Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount — With respect to any Distribution Date and each loan group an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than payaheads) and advances on the related Mortgage Loans, (2) the interest portion of payaheads with respect to the related Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (other than prepayment interest excess payable to the Servicers, if any) and partial prepayments received on the related Mortgage Loans during the related Prepayment Period, (4) all compensating interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the related Mortgage Loans, and (6) liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the related Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager, allocated to the respective loan group as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount — With respect to any Distribution Date and (A) the Senior Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average net mortgage rates of the Mortgage Loans in the related loan group as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans in the related loan group or were not taken into account in computing the expense fee rate, and (B) the Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average net mortgage rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 3 of this Free Writing Prospectus. With respect to the Senior Certificates and Subordinate Certificates, one-month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Securities Administrator will determine one-month LIBOR on or about April 26, 2007.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall reserve fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole defaulting party or the sole affected party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee.

(2)
from the Interest Remittance Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans remaining after payments pursuant to clause (1) above, to the Senior Certificates, pro rata based on amounts due, Current Interest and Carryforward Interest for such Distribution Date, provided that:

(a)
the Interest Remittance Amount derived from the Group I Mortgage Loans will be distributed in the following order of priority: (x) first, to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and then (y) concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class, after taking into account the distribution of the Interest Remittance Amount derived from the Group II Mortgage Loans on such Distribution Date; and

(b)
the Interest Remittance Amount derived from the Group II Mortgage Loans will be distributed in the following order of priority: (x) first, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, on a pro rata basis based on the entitlement of each such class; and then (y) to the Class I-A-1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date, after taking into account the distribution of the Interest Remittance Amount derived from the Group I Mortgage Loans on such Distribution Date;

(3)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) and (2) above, to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (3) above, to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (4) above, to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (5) above, to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (6) above, to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (7) above, to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (8) above, to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (9) above, to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)
first, from the Interest Remittance Amount derived from the Group II Mortgage Loans, and then from the Interest Remittance Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (1) through (10) above, to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(12)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (11) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount — With respect to each Distribution Date and each loan group, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including insurance proceeds, condemnation proceeds, liquidation proceeds, subsequent recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; and (iv) the principal portion of payaheads previously received on the Mortgage Loans and intended for application in the related Due Period, less (v) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager allocated to the respective loan group as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount — With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Group I Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction, the numerator of which is the Principal Remittance Amount derived from the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group I Allocation Percentage — With respect to any Distribution Date, the aggregate loan group balance of the Group I Mortgage Loans divided by the Aggregate Loan Balance, in each case as of the first day of the related Due Period.

Group II Allocation Amount — With respect to any Distribution Date, the product of the Senior Principal Payment Amount for that Distribution Date and a fraction, the numerator of which is the Principal Remittance Amount derived from the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount, in each case for that Distribution Date.

Group II Allocation Percentage — With respect to any Distribution Date, the aggregate loan group balance of the Group II Mortgage Loans divided by the Aggregate Loan Balance in each case as of the first day of the related Due Period.

Principal Payment Amount - — With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the certificate principal balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 46.60% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 55.70% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 63.80% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 68.80% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 73.20% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 77.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount — With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.70% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount— With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole defaulting party or the sole affected party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i.      from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, until its certificate principal balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero;

C)
i.      from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking  into account payments pursuant to clause 1(B)(ii) above, until the Certificate Principal  Balance of each such class has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the certificate principal balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, after taking into account payments pursuant to clause 1(B)(i) above, until its certificate principal balance has been reduced to zero;

D)	to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

E)	to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

F)	to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

G)	to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

H)	to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

I)	to the Class M-6 Certificates, until its certificate principal balance has been reduced to zero;

J)	to the Class M-7 Certificates, until its certificate principal balance has been reduced to zero;

K)	to the Class M-8 Certificates, until its certificate principal balance has been reduced to zero;

L)	to the Class M-9 Certificates, until its certificate principal balance has been reduced to zero;

M)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through 1(L) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount derived from the Group I Mortgage Loans and the Group II Mortgage Loans, the Group I Allocation Percentage and the Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole defaulting party or the sole affected party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
i.      from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clause (A) above, to the Class I-A-1 Certificates, the Group I  Allocation Amount until its certificate principal balance has been reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clause (A) above, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Allocation Amount until the certificate principal balance of each such class has been reduced to zero;

C)
i.      from the Principal Payment Amount derived from the Group I Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the Certificate Principal  Balance of the Class I-A-1 Certificates has been reduced to zero, sequentially, to the Class  II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, up to the  Group II Allocation Amount remaining unpaid, after taking into account payments pursuant  to clause 2(B)(ii) above, until the certificate principal balance of each such class has been  reduced to zero;

ii.
from the Principal Payment Amount derived from the Group II Mortgage Loans remaining after payments pursuant to clauses (A) and (B) above and after the certificate principal balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates have been reduced to zero, to the Class I-A-1 Certificates, up to the Group I Allocation Amount remaining unpaid, after taking into account payments pursuant to clause 2(B)(i) above, until its certificate principal balance has been reduced to zero;

D)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

H)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

I)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

J)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

K)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

L)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

M)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through 2(L) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero, distributions to the Group II Certificates will be allocated to each class of Group II Certificates, on a pro rata basis based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)
A)    until the aggregate certificate principal balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Mortgage Loans incurred during the related Due Period) minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior Certificates and Subordinate Certificates, in the following order of priority:

i.
(a) the Group I Excess Interest Amount in the following order of priority: (x) first, to the Class I-A-1 Certificates, until its certificate principal balance has been reduced to zero, and then (y) sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, after taking into account the distribution of the Group II Excess Interest Amount, until the certificate principal balance of each such class has been reduced to zero;

(b) the Group II Excess Interest Amount in the following order of priority: (x) first, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, and then (y) to the Class I-A-1 Certificates, after taking into account the distribution of the Group I Excess Interest Amount, until its certificate principal balance has been reduced to zero;

ii.	to the Class M-1 Certificates, until its certificate principal balance has been reduced to zero;

iii.	to the Class M-2 Certificates, until its certificate principal balance has been reduced to zero;

iv.	to the Class M-3 Certificates, until its certificate principal balance has been reduced to zero;

v.	to the Class M-4 Certificates, until its certificate principal balance has been reduced to zero;

vi.	to the Class M-5 Certificates, until its certificate principal balance has been reduced to zero;

vii.	to the Class M-6 Certificates, until its certificate principal balance has been reduced to zero;

viii.	to the Class M-7 Certificates, until its certificate principal balance has been reduced to zero;

ix.	to the Class M-8 Certificates, until its certificate principal balance has been reduced to zero;

x.	to the Class M-9 Certificates, until its certificate principal balance has been reduced to zero;

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any deferred amount for such class;

(3)	to the Class M-2 Certificates, any deferred amount for such class;

(4)	to the Class M-3 Certificates, any deferred amount for such class;

(5)	to the Class M-4 Certificates, any deferred amount for such class;

(6)	to the Class M-5 Certificates, any deferred amount for such class;

(7)	to the Class M-6 Certificates, any deferred amount for such class;

(8)	to the Class M-7 Certificates, any deferred amount for such class;

(9)	to the Class M-8 Certificates, any deferred amount for such class;

(10)	to the Class M-9 Certificates, any deferred amount for such class;

(11)
to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(12)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;

(13)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;

(14)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;

(15)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;

(16)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;

(17)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;

(18)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;

(19)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(20)	to the Basis Risk Shortfall reserve fund and then from the Basis Risk Shortfall reserve fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;

(21)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a swap provider trigger event and the Swap Provider is the sole defaulting party or the sole affected party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(22)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

(23)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (23).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (20) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement and Interest Rate Cap Agreement.

ANNEX A

The stated swap notional amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related amount set forth below.

Distribution Date	Stated Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
May 2007	0.00
June 2007	1,069,459,681.57
July 2007	1,047,360,204.40
August 2007	1,023,612,017.62
September 2007	998,293,860.82
October 2007	971,494,057.85
November 2007	943,310,528.76
December 2007	915,037,418.96
January 2008	887,259,473.53
February 2008	860,278,685.26
March 2008	834,072,543.26
April 2008	808,618,754.20
May 2008	783,895,667.87
June 2008	759,882,258.57
July 2008	736,558,107.04
August 2008	713,903,382.97
September 2008	691,881,869.57
October 2008	670,493,423.41
November 2008	636,253,565.47
December 2008	600,239,860.84
January 2009	562,998,723.01
February 2009	528,049,294.62
March 2009	495,236,383.22
April 2009	472,426,642.74
May 2009	346,302,781.45
June 2009	294,669,850.53
July 2009	253,059,260.17
August 2009	225,612,340.03
September 2009	204,625,560.80
October 2009	187,914,713.61
November 2009	174,455,829.23
December 2009	163,534,921.56
January 2010	154,457,033.80
February 2010	146,853,215.47
March 2010	139,633,698.23
April 2010	132,780,442.88
May 2010	126,155,014.29
June 2010	119,906,620.74
July 2010	114,003,688.66
August 2010	108,503,671.41
September 2010	103,313,077.92
October 2010	98,364,619.62
November 2010	93,651,179.77
December 2010	89,174,631.56
January 2011	84,922,648.13
February 2011	80,884,487.09
March 2011	77,049,342.18
April 2011	73,406,681.16
May 2011	69,946,462.90
June 2011	66,660,049.99
July 2011	63,538,029.35
August 2011	60,572,369.99
September 2011	57,755,179.06
October 2011	55,078,424.63
November 2011	52,535,158.50
December 2011	50,118,740.68
January 2012	47,822,436.86
February 2012	45,640,527.57
March 2012	43,566,778.52
April 2012	41,595,949.65
May 2012 and thereafter	0.00

ANNEX B

The stated cap notional amount for each Distribution Date during the term of the Interest Rate Cap Agreement will be the related amount set forth below.

Distribution Date	Stated Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
May 2007	0.00
June 2007	0.00
July 2007	0.00
August 2007	0.00
September 2007	0.00
October 2007	0.00
November 2007	0.00
December 2007	0.00
January 2008	0.00
February 2008	0.00
March 2008	0.00
April 2008	0.00
May 2008	0.00
June 2008	0.00
July 2008	0.00
August 2008	0.00
September 2008	0.00
October 2008	0.00
November 2008	0.00
December 2008	0.00
January 2009	0.00
February 2009	0.00
March 2009	0.00
April 2009	0.00
May 2009	106,565,506.94
June 2009	141,436,236.51
July 2009	166,138,975.00
August 2009	177,613,711.90
September 2009	184,526,120.98
October 2009	186,624,589.75
November 2009	185,961,065.46
December 2009	183,239,836.37
January 2010	179,134,528.00
February 2010	173,997,392.66
March 2010	168,902,009.78
April 2010	163,851,960.50
May 2010	158,971,718.04
June 2010	165,220,111.59
July 2010	169,134,798.60
August 2010	163,997,160.90
September 2010	158,994,723.40
October 2010	154,130,489.70
November 2010	83,559,496.24
December 2010	75,217,420.01
January 2011	66,653,494.54
February 2011	57,878,633.67
March 2011	48,903,784.91
April 2011	39,739,599.84
May 2011	30,396,252.24
June 2011	23,432,324.00
July 2011	16,306,746.08
August 2011	9,027,654.44
September 2011	1,603,045.29
October 2011	0.00
November 2011	0.00
December 2011	0.00
January 2012	0.00
February 2012	0.00
March 2012	0.00
April 2012	0.00
May 2012 and thereafter	0.00

Weighted Average Life to Call
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
II-A-1	WAL (yrs)	1.58	1.21	1.00	0.86	0.74
	Mod Durn (yrs)	1.48	1.15	0.96	0.82	0.71
	Principal Window	May07 - Nov10	May07 - Sep09	May07 - Feb09	May07 - Dec08	May07 - Oct08
	Principal # Months	43	29	22	20	18
II-A-2	WAL (yrs)	4.23	2.61	2.00	1.71	1.54
	Mod Durn (yrs)	3.73	2.40	1.87	1.62	1.47
	Principal Window	Nov10 - Apr12	Sep09 - Feb10	Feb09 - Jun09	Dec08 - Feb09	Oct08 - Nov08
	Principal # Months	18	6	5	3	2
II-A-3	WAL (yrs)	7.96	5.60	3.00	2.09	1.77
	Mod Durn (yrs)	6.28	4.69	2.70	1.95	1.67
	Principal Window	Apr12 - Aug17	Feb10 - Oct14	Jun09 - Jan13	Feb09 - Oct09	Nov08 - Apr09
	Principal # Months	65	57	44	9	6
II-A-4	WAL (yrs)	10.32	7.49	5.74	2.56	2.01
	Mod Durn (yrs)	7.70	6.02	4.84	2.35	1.88
	Principal Window	Aug17 - Aug17	Oct14 - Oct14	Jan13 - Jan13	Oct09 - Nov09	Apr09 - May09
	Principal # Months	1	1	1	2	2
M-1	WAL (yrs)	6.70	5.25	5.58	2.78	2.21
	Mod Durn (yrs)	5.36	4.42	4.71	2.54	2.05
	Principal Window	Jun10 - Aug17	Feb11 - Oct14	Apr12 - Jan13	Nov09 - Apr10	May09 - Sep09
	Principal # Months	87	45	10	6	5
M-2	WAL (yrs)	6.70	5.13	4.90	4.32	2.53
	Mod Durn (yrs)	5.34	4.32	4.19	3.76	2.32
	Principal Window	Jun10 - Aug17	Nov10 - Oct14	Jul11 - Jan13	Apr10 - Nov11	Sep09 - Jan10
	Principal # Months	87	48	19	20	5
M-3	WAL (yrs)	6.70	5.07	4.57	4.57	2.82
	Mod Durn (yrs)	5.30	4.25	3.93	3.94	2.56
	Principal Window	Jun10 - Aug17	Sep10 - Oct14	Apr11 - Jan13	Nov11 - Nov11	Jan10 - Apr10
	Principal # Months	87	50	22	1	4
M-4	WAL (yrs)	6.70	5.04	4.42	4.54	3.43
	Mod Durn (yrs)	5.20	4.16	3.76	3.86	3.02
	Principal Window	Jun10 - Aug17	Aug10 - Oct14	Jan11 - Jan13	Sep11 - Nov11	Apr10 - Dec10
	Principal # Months	87	51	25	3	9
M-5	WAL (yrs)	6.70	5.01	4.32	4.27	3.65
	Mod Durn (yrs)	5.14	4.11	3.66	3.64	3.18
	Principal Window	Jun10 - Aug17	Aug10 - Oct14	Nov10 - Jan13	Apr11 - Nov11	Dec10 - Dec10
	Principal # Months	87	51	27	8	1
M-6	WAL (yrs)	6.70	5.00	4.24	4.06	3.65
	Mod Durn (yrs)	5.04	4.03	3.55	3.44	3.14
	Principal Window	Jun10 - Aug17	Jul10 - Oct14	Oct10 - Jan13	Feb11 - Nov11	Dec10 - Dec10
	Principal # Months	87	52	28	10	1
M-7	WAL (yrs)	6.70	4.99	4.19	3.91	3.65
	Mod Durn (yrs)	4.88	3.92	3.43	3.26	3.08
	Principal Window	Jun10 - Aug17	Jun10 - Oct14	Sep10 - Jan13	Nov10 - Nov11	Dec10 - Dec10
	Principal # Months	87	53	29	13	1
M-8	WAL (yrs)	6.70	4.97	4.14	3.80	3.65
	Mod Durn (yrs)	4.74	3.80	3.32	3.12	3.03
	Principal Window	Jun10 - Aug17	Jun10 - Oct14	Aug10 - Jan13	Sep10 - Nov11	Dec10 - Dec10
	Principal # Months	87	53	30	15	1
M-9	WAL (yrs)	6.70	4.97	4.10	3.71	3.61
	Mod Durn (yrs)	4.50	3.63	3.17	2.95	2.91
	Principal Window	Jun10 - Aug17	Jun10 - Oct14	Jul10 - Jan13	Aug10 - Nov11	Oct10 - Dec10
	Principal # Months	87	53	31	16	3

Weighted Average Life to Maturity
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
II-A-1	WAL (yrs)	1.58	1.21	1.00	0.86	0.74
	Mod Durn (yrs)	1.48	1.15	0.96	0.82	0.71
	Principal Window	May07 - Nov10	May07 - Sep09	May07 - Feb09	May07 - Dec08	May07 - Oct08
	Principal # Months	43	29	22	20	18
II-A-2	WAL (yrs)	4.23	2.61	2.00	1.71	1.54
	Mod Durn (yrs)	3.73	2.40	1.87	1.62	1.47
	Principal Window	Nov10 - Apr12	Sep09 - Feb10	Feb09 - Jun09	Dec08 - Feb09	Oct08 - Nov08
	Principal # Months	18	6	5	3	2
II-A-3	WAL (yrs)	8.63	6.12	3.33	2.09	1.77
	Mod Durn (yrs)	6.62	5.00	2.92	1.95	1.67
	Principal Window	Apr12 - Jul24	Feb10 - Mar20	Jun09 - Feb17	Feb09 - Oct09	Nov08 - Apr09
	Principal # Months	148	122	93	9	6
II-A-4	WAL (yrs)	19.58	14.61	11.29	2.56	2.01
	Mod Durn (yrs)	11.58	9.74	8.18	2.35	1.88
	Principal Window	Jul24 - Apr29	Mar20 - Sep23	Feb17 - Feb20	Oct09 - Nov09	Apr09 - May09
	Principal # Months	58	43	37	2	2
M-1	WAL (yrs)	7.45	5.84	6.27	2.78	2.21
	Mod Durn (yrs)	5.71	4.76	5.15	2.54	2.05
	Principal Window	Jun10 - Jun27	Feb11 - May22	Apr12 - Apr19	Nov09 - Apr10	May09 - Sep09
	Principal # Months	205	136	85	6	5
M-2	WAL (yrs)	7.44	5.71	5.36	6.96	2.53
	Mod Durn (yrs)	5.67	4.64	4.49	5.54	2.32
	Principal Window	Jun10 - Sep26	Nov10 - Nov21	Jul11 - Oct18	Apr10 - Apr18	Sep09 - Jan10
	Principal # Months	196	133	88	97	5
M-3	WAL (yrs)	7.42	5.64	5.02	5.57	2.82
	Mod Durn (yrs)	5.63	4.57	4.21	4.65	2.56
	Principal Window	Jun10 - Nov25	Sep10 - May21	Apr11 - Mar18	Mar12 - Jan16	Jan10 - Apr10
	Principal # Months	186	129	84	47	4
M-4	WAL (yrs)	7.40	5.59	4.86	4.96	5.99
	Mod Durn (yrs)	5.51	4.46	4.03	4.15	4.75
	Principal Window	Jun10 - Apr25	Aug10 - Nov20	Jan11 - Nov17	Sep11 - Oct15	~Apr10 - May16
	Principal # Months	179	124	83	50	74
M-5	WAL (yrs)	7.37	5.55	4.74	4.61	5.69
	Mod Durn (yrs)	5.43	4.39	3.91	3.86	4.61
	Principal Window	Jun10 - Aug24	Aug10 - May20	Nov10 - Jun17	Apr11 - Jun15	Apr12 - Dec13
	Principal # Months	171	118	80	51	21
M-6	WAL (yrs)	7.34	5.50	4.64	4.38	4.80
	Mod Durn (yrs)	5.30	4.29	3.79	3.65	3.96
	Principal Window	Jun10 - Nov23	Jul10 - Oct19	Oct10 - Dec16	Feb11 - Jan15	Sep11 - Aug13
	Principal # Months	162	112	75	48	24
M-7	WAL (yrs)	7.30	5.46	4.56	4.21	4.35
	Mod Durn (yrs)	5.09	4.13	3.64	3.44	3.56
	Principal Window	Jun10 - Mar23	Jun10 - Mar19	Sep10 - Jul16	Nov10 - Sep14	Apr11 - Apr13
	Principal # Months	154	106	71	47	25
M-8	WAL (yrs)	7.24	5.40	4.48	4.07	4.04
	Mod Durn (yrs)	4.91	3.97	3.49	3.27	3.29
	Principal Window	Jun10 - Apr22	Jun10 - Jul18	Aug10 - Jan16	Sep10 - Apr14	Jan11 - Dec12
	Principal # Months	143	98	66	44	24
M-9	WAL (yrs)	7.17	5.33	4.39	3.93	3.81
	Mod Durn (yrs)	4.62	3.75	3.29	3.07	3.03
	Principal Window	Jun10 - Jul21	Jun10 - Oct17	Jul10 - May15	Aug10 - Oct13	Oct10 - Jul12
	Principal # Months	134	89	59	39	22

Group II Certificates Net Funds Cap Schedule
Period	Pay Date	Net Funds Cap*(1) (%)	Net Funds Cap**(1) (%)	Period	Pay Date	Net Funds Cap*(1) (%)	Net Funds Cap**(1) (%)
1	05/25/07	9.31	9.31	36	04/25/10	10.02	22.58
2	06/25/07	7.88	21.84	37	05/25/10	10.33	23.35
3	07/25/07	7.97	21.92	38	06/25/10	10.06	23.53
4	08/25/07	7.88	21.81	39	07/25/10	10.34	24.31
5	09/25/07	7.88	21.79	40	08/25/10	10.06	23.93
6	10/25/07	7.97	21.87	41	09/25/10	10.06	23.86
7	11/25/07	7.88	21.75	42	10/25/10	10.32	24.09
8	12/25/07	7.97	21.82	43	11/25/10	10.04	20.79
9	01/25/08	7.88	21.70	44	12/25/10	10.32	20.79
10	02/25/08	7.88	21.67	45	01/25/11	10.03	20.15
11	03/25/08	8.07	21.85	46	02/25/11	10.03	19.68
12	04/25/08	7.87	21.62	47	03/25/11	10.91	20.23
13	05/25/08	7.97	21.69	48	04/25/11	10.01	18.61
14	06/25/08	7.87	21.56	49	05/25/11	10.28	18.67
15	07/25/08	7.97	21.63	50	06/25/11	10.00	17.91
16	08/25/08	7.87	21.50	51	07/25/11	10.27	17.82
17	09/25/08	7.87	21.47	52	08/25/11	9.98	16.91
18	10/25/08	7.97	21.54	53	09/25/11	9.98	16.32
19	11/25/08	8.66	22.18	54	10/25/11	10.25	16.47
20	12/25/08	8.87	22.32	55	11/25/11	9.96	16.06
21	01/25/09	8.92	22.30	56	12/25/11	10.25	16.36
22	02/25/09	8.91	22.21	57	01/25/12	9.96	15.95
23	03/25/09	9.35	22.56	58	02/25/12	9.95	15.88
24	04/25/09	8.90	22.05	59	03/25/12	10.54	16.54
25	05/25/09	9.57	22.67	60	04/25/12	9.94	15.75
26	06/25/09	9.41	22.45	61	05/25/12	10.16	12.19
27	07/25/09	9.73	22.70	62	06/25/12	9.83	11.79
28	08/25/09	9.49	22.39	63	07/25/12	10.15	12.17
29	09/25/09	9.47	22.33	64	08/25/12	9.82	11.76
30	10/25/09	9.70	22.50	65	09/25/12	9.81	11.75
31	11/25/09	9.91	22.76	66	10/25/12	10.13	12.13
32	12/25/09	10.20	23.03	67	11/25/12	9.80	11.73
33	01/25/10	10.05	22.82	68	12/25/12	10.12	12.11
34	02/25/10	10.04	22.75	69	01/25/13	9.79	11.71
35	03/25/10	10.89	23.54
* Assumes the one-month LIBOR, six-month LIBOR and one-year LIBOR remain constant at 5.32%, 5.34% and 5.24%, respectively, payments are received from the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and run at the pricing speed to call.

** Assumes the one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and run at pricing speed to call.

(1) Calculation is based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Subordinate Certificates Net Funds Cap Schedule
Period	Pay Date	Net Funds Cap*(1) (%)	Net Funds Cap**(1) (%)	Period	Pay Date	Net Funds Cap*(1) (%)	Net Funds Cap**(1) (%)
1	05/25/07	9.33	9.33	36	04/25/10	9.95	22.52
2	06/25/07	7.89	21.85	37	05/25/10	10.25	23.21
3	07/25/07	7.98	21.93	38	06/25/10	9.98	23.46
4	08/25/07	7.89	21.82	39	07/25/10	10.26	24.23
5	09/25/07	7.89	21.80	40	08/25/10	9.99	23.86
6	10/25/07	7.98	21.87	41	09/25/10	9.98	23.78
7	11/25/07	7.88	21.76	42	10/25/10	10.24	24.01
8	12/25/07	7.98	21.83	43	11/25/10	9.96	20.64
9	01/25/08	7.88	21.71	44	12/25/10	10.23	20.69
10	02/25/08	7.88	21.68	45	01/25/11	9.95	20.05
11	03/25/08	8.08	21.85	46	02/25/11	9.94	19.58
12	04/25/08	7.88	21.63	47	03/25/11	10.82	20.12
13	05/25/08	7.98	21.70	48	04/25/11	9.93	18.51
14	06/25/08	7.88	21.57	49	05/25/11	10.20	18.53
15	07/25/08	7.98	21.64	50	06/25/11	9.91	17.80
16	08/25/08	7.88	21.51	51	07/25/11	10.18	17.71
17	09/25/08	7.88	21.48	52	08/25/11	9.90	16.80
18	10/25/08	7.98	21.54	53	09/25/11	9.89	16.21
19	11/25/08	8.57	22.08	54	10/25/11	10.16	16.36
20	12/25/08	8.86	22.31	55	11/25/11	9.88	15.95
21	01/25/09	8.90	22.28	56	12/25/11	10.16	16.25
22	02/25/09	8.89	22.19	57	01/25/12	9.87	15.84
23	03/25/09	9.32	22.54	58	02/25/12	9.87	15.77
24	04/25/09	8.88	22.03	59	03/25/12	10.44	16.42
25	05/25/09	9.47	22.56	60	04/25/12	9.85	15.63
26	06/25/09	9.37	22.41	61	05/25/12	10.07	12.07
27	07/25/09	9.68	22.66	62	06/25/12	9.74	11.67
28	08/25/09	9.44	22.35	63	07/25/12	10.06	12.05
29	09/25/09	9.43	22.29	64	08/25/12	9.72	11.64
30	10/25/09	9.65	22.45	65	09/25/12	9.72	11.63
31	11/25/09	9.81	22.65	66	10/25/12	10.03	12.01
32	12/25/09	10.12	22.97	67	11/25/12	9.70	11.61
33	01/25/10	9.98	22.77	68	12/25/12	10.02	11.98
34	02/25/10	9.97	22.69	69	01/25/13	9.69	11.58
35	03/25/10	10.81	23.47
* Assumes the one-month LIBOR, six-month LIBOR and one-year LIBOR remain constant at 5.32%, 5.34% and 5.24%, respectively, payments are received from the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and run at the pricing speed to call.

** Assumes the one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and run at pricing speed to call.

(1) Calculation is based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	71.09%	23.68%	43.77%	24.70%	31.39%	25.37%
M-2	51.71%	20.26%	33.49%	21.13%	24.68%	21.69%
M-3	42.05%	18.12%	28.03%	18.88%	20.97%	19.37%
M-4	34.70%	16.19%	23.65%	16.85%	17.91%	17.28%
M-5	28.54%	14.33%	19.84%	14.89%	15.19%	15.26%
M-6	23.93%	12.74%	16.89%	13.23%	13.03%	13.53%
M-7	19.81%	11.16%	14.18%	11.57%	11.04%	11.84%
M-8	16.52%	9.76%	11.99%	10.13%	9.40%	10.36%
M-9	14.50%	8.83%	10.64%	9.19%	8.40%	9.42%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and interest advances made.

Excess Spread Table
Period	Fwd 1mo LIBOR (%)	Fwd 6mo LIBOR (%)	Fwd 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Fwd LIBOR (%)(1)*	Period	Fwd 1mo LIBOR (%)	Fwd 6mo LIBOR (%)	Fwd 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Fwd LIBOR (%)(1)*
1	5.320000	5.320000	5.205000	3.21	3.21	36	4.774789	4.891721	5.020932	4.70	4.60
2	5.334351	5.274450	5.152260	2.50	2.50	37	4.801902	4.918366	5.041894	4.84	4.74
3	5.318673	5.217903	5.099027	2.51	2.51	38	4.829916	4.943987	5.060708	4.54	4.46
4	5.245863	5.159024	5.048500	2.50	2.50	39	4.857216	4.968024	5.077266	4.49	4.40
5	5.197485	5.094321	5.006066	2.50	2.50	40	4.883465	4.990131	5.091667	4.33	4.24
6	5.155505	5.029471	4.969831	2.51	2.51	41	4.908326	5.009966	5.104047	4.36	4.26
7	5.052601	4.958114	4.939305	2.50	2.50	42	4.931463	5.027185	5.114575	4.53	4.41
8	5.002316	4.900825	4.919692	2.51	2.51	43	4.952541	5.041443	5.123453	4.43	4.38
9	4.972856	4.853525	4.906142	2.50	2.50	44	4.971222	5.052531	5.130917	4.59	4.54
10	4.865754	4.813804	4.896406	2.50	2.50	45	4.987171	5.060797	5.137239	4.47	4.44
11	4.816403	4.795658	4.896639	2.53	2.53	46	5.000050	5.066783	5.142722	4.49	4.45
12	4.736075	4.789742	4.901042	2.50	2.50	47	5.009525	5.071097	5.147703	4.88	4.82
13	4.715768	4.801464	4.911371	2.51	2.51	48	5.015258	5.074414	5.152555	4.50	4.46
14	4.724150	4.820439	4.921515	2.50	2.50	49	5.017700	5.077473	5.157681	4.63	4.61
15	4.739210	4.841274	4.928897	2.51	2.51	50	5.019795	5.080946	5.163437	4.50	4.49
16	4.759007	4.861986	4.933106	2.50	2.50	51	5.022346	5.085010	5.169850	4.63	4.62
17	4.781597	4.880592	4.933953	2.49	2.49	52	5.025403	5.089718	5.176864	4.49	4.49
18	4.805038	4.895110	4.931461	2.51	2.51	53	5.029015	5.095120	5.184412	4.49	4.48
19	4.827384	4.903556	4.925874	3.21	3.21	54	5.033232	5.101265	5.192423	4.62	4.60
20	4.846695	4.904385	4.917651	3.39	3.39	55	5.038104	5.108206	5.200816	4.48	4.48
21	4.861024	4.897958	4.907465	3.56	3.56	56	5.043679	5.115958	5.209507	4.62	4.62
22	4.868430	4.885461	4.896210	3.55	3.55	57	5.050008	5.124402	5.218402	4.48	4.49
23	4.866969	4.868507	4.884993	3.60	3.60	58	5.057139	5.133373	5.227403	4.48	4.48
24	4.854697	4.849127	4.875136	3.53	3.53	59	5.065123	5.142692	5.236404	4.74	4.73
25	4.832261	4.829778	4.868181	4.02	4.10	60	5.074009	5.152167	5.245292	4.47	4.46
26	4.808901	4.812895	4.865538	4.05	4.16	61	5.083650	5.161594	5.253947	4.54	4.61
27	4.787542	4.799436	4.867367	4.23	4.38	62	5.093289	5.170787	5.262272	4.35	4.42
28	4.768726	4.789953	4.873432	4.13	4.31	63	5.102709	5.179688	5.270284	4.53	4.59
29	4.752994	4.784999	4.883420	4.12	4.32	64	5.111883	5.188267	5.278031	4.34	4.40
30	4.740889	4.785127	4.896943	4.21	4.42	65	5.120783	5.196496	5.285566	4.34	4.39
31	4.732954	4.790889	4.913536	4.52	4.53	66	5.129382	5.204348	5.292944	4.51	4.55
32	4.729729	4.802610	4.932659	4.70	4.65	67	5.137652	5.211794	5.300227	4.33	4.39
33	4.731758	4.819641	4.953693	4.71	4.63	68	5.145566	5.218830	5.307478	4.50	4.56
34	4.739583	4.840971	4.975944	4.70	4.62	69	5.153096	5.225547	5.314765	4.31	4.37
35	4.753746	4.865435	4.998640	5.04	4.93
(1)	Takes into consideration all Net Swap Payments and Cap Payments.
(2)	Assumes the one-month LIBOR, six-month LIBOR and one-year LIBOR remain constant at 5.32%, 5.34% and 5.24%, respectively.
*	Run to call.

Summary of Mortgage Loans

Number of Mortgage Loans:	5,282	Fixed Non-Balloon Loans:	9.96%
Aggregate Principal Balance:	$1,144,190,225
Average Principal Balance:	$216,621	Purpose:
Low Principal Balance:	$8,035	Purchase:	54.38%
High Principal Balance:	$1,248,549	Refinance - Cashout:	42.23%
W.A. Coupon:	8.282%	Refinance - Rate/Term	3.38%
Low Coupon:	5.500%	Property Type:
High Coupon:	13.000%	Single Family Residence:	73.83%
W.A. Stated Remaining Term:	349 months	PUD:	14.27%
Low Stated Remaining Term:	162 months	2-4 Family:	5.94%
High Stated Remaining Term:	357 months	Condo:	5.93%
W.A. Seasoning:	5 months	Townhouse:	0.03%
Latest Maturity Date:	January 1, 2037	Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	93.74%
California:	47.69%	Investment:	4.41%
Florida:	10.13%	Second Home:	1.85%
Texas:	8.06%	Documentation:
Arizona:	5.78%	Full/Alt:	57.05%
Interest Only Loans:	15.02%	Verified Income/Stated Assets:	0.01%
W.A. Interest Only Period:	61 Months	Stated Income/Verified Assets:	9.65%
W.A. Original LTV (1):	81.47%	Stated Income/Stated Assets:	32.71%
Low LTV (1):	9.94%	No Ratio:	0.06%
High LTV (1):	100.00%	No Documentation:	0.52%
W.A. CLTV (2):	90.13%	Weighted Average Prepayment Penalty Term:(4)	25 months
Low CLTV (2):	9.94%	Loans with Prepayment Penalties:	82.86%
High CLTV (2):	100.00%	ARM Loans:
W.A. FICO Score (3):	629	Weighted Average Margin:	6.147%
Index Type:		Weighted Average Max. Rate:	14.348%
6 month LIBOR:	82.99%	Weighted Average Min. Rate:	8.192%
1 Year LIBOR:	0.22%	Weighted Average Life Cap:	6.095%
Fixed:	16.79%	Weighted Average First Periodic Cap:	1.441%
First Liens:	96.88%	Weighted Average Periodic Cap:	1.023%
(1) Represents LTV for first liens and CLTV for second liens.
(2) Represents CLTV for first liens and CLTV for second liens.
(3) For loans that were scored.
(4) For loans with prepayment penalties only.

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
Arm 2yr/1yr Libor - 45 yr Amort.	7	$1,348,023	0.12%	7.961%	628	77.97%	356	54.07%
Arm 2yr/6mo	1,355	231,072,433	20.20	8.592	619	81.95	355	53.23
Arm 2yr/6mo - IO	468	157,729,796	13.79	7.805	652	81.37	354	58.99
Arm 2yr/6mo Libor - 40 yr Amort.	1,355	369,585,750	32.30	8.311	620	81.64	354	50.05
Arm 2yr/6mo Libor - 45 yr Amort.	3	815,133	0.07	7.907	616	82.99	356	30.49
Arm 2yr/6mo Libor - 50 yr Amort.	510	148,894,763	13.01	8.080	628	81.19	356	51.47
Arm 3yr/1yr Libor - 45 yr Amort.	1	196,849	0.02	8.000	540	63.55	356	100.00
Arm 3yr/1yr Libor - 50 yr Amort.	2	985,699	0.09	8.018	628	74.74	356	100.00
Arm 3yr/6mo	88	11,372,052	0.99	9.141	611	79.31	354	57.07
Arm 3yr/6mo - IO	11	3,686,540	0.32	7.325	682	78.49	355	59.34
Arm 3yr/6mo Libor - 40 yr Amort.	48	11,662,777	1.02	8.211	618	84.81	355	62.50
Arm 3yr/6mo Libor - 45 yr Amort.	6	1,461,404	0.13	8.998	613	84.56	355	22.35
Arm 3yr/6mo Libor - 50 yr Amort.	11	3,106,024	0.27	7.202	620	79.62	356	87.39
Arm 5yr/6mo	6	1,558,009	0.14	7.547	698	75.73	355	61.19
Arm 5yr/6mo - IO	12	3,714,583	0.32	7.983	670	77.85	355	32.28
Arm 5yr/6mo Libor - 40 yr Amort.	8	2,648,409	0.23	7.548	673	79.42	354	45.38
Arm 5yr/6mo Libor - 50 yr Amort.	6	1,417,355	0.12	7.337	708	80.00	355	36.83
Arm 10yr/6mo - IO	1	200,000	0.02	7.175	804	80.00	356	100.00
Arm 10yr/6mo Libor - 40 yr Amort.	1	177,965	0.02	7.550	666	90.00	356	100.00
Arm 10yr/6mo Libor - 50 yr Amort.	1	467,167	0.04	7.105	621	85.00	356	100.00
Balloon 15/30	492	33,722,558	2.95	10.824	659	99.34	175	99.70
Balloon 15/40	4	364,783	0.03	11.975	642	99.46	175	100.00
Balloon 30/40	127	29,490,061	2.58	7.859	629	78.37	355	65.78
Balloon 30/45	1	160,462	0.01	8.990	605	95.00	356	100.00
Balloon 30/50	54	14,376,201	1.26	7.780	635	78.49	356	72.21
Fixed 15yr	31	3,136,812	0.27	8.392	623	74.51	174	80.36
Fixed 20yr	1	62,461	0.01	9.900	543	66.81	236	100.00
Fixed 30yr	653	104,213,330	9.11	7.954	632	76.71	354	76.09
Fixed 30yr - IO	19	6,562,829	0.57	7.362	661	75.39	352	52.59
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Lien of the Mortgage Loans
Lien	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
1	4,746	$1,108,503,058	96.88%	8.198%	628	80.88%	354	55.68
2	536	35,687,167	3.12	10.886	661	99.66	185	99.72
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Principal Balances at Origination of the Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
0.01 - 50,000.00	253	$8,595,413	0.75%	10.567%	649	96.23%	203	95.46%
50,000.01 - 100,000.00	885	68,883,406	6.01	9.396	618	84.67	317	79.20
100,000.01 - 150,000.00	1,030	128,462,185	11.20	8.780	616	81.53	340	70.72
150,000.01 - 200,000.00	799	139,582,337	12.17	8.430	619	80.30	350	58.05
200,000.01 - 250,000.00	563	126,278,417	11.01	8.342	622	81.15	354	54.33
250,000.01 - 300,000.00	505	138,544,384	12.08	8.023	625	79.71	354	55.36
300,000.01 - 350,000.00	358	115,999,459	10.12	8.027	628	81.12	355	50.80
350,000.01 - 400,000.00	276	103,336,895	9.01	8.040	632	81.33	354	52.02
400,000.01 - 450,000.00	193	82,124,986	7.16	8.103	638	82.38	354	41.32
450,000.01 - 500,000.00	163	77,761,480	6.78	7.992	646	80.70	353	45.50
500,000.01 - 550,000.00	91	47,815,985	4.17	7.773	648	82.54	355	56.24
550,000.01 - 600,000.00	63	36,153,221	3.15	8.020	649	82.75	354	49.17
600,000.01 - 650,000.00	42	26,226,531	2.29	7.945	638	83.45	354	59.46
650,000.01 - 700,000.00	25	16,800,400	1.47	7.673	648	83.72	355	75.92
700,000.01 - 750,000.00	13	9,452,730	0.82	7.899	654	81.77	354	45.71
750,000.01 - 800,000.00	5	3,854,920	0.34	8.444	650	82.03	355	79.54
800,000.01 - 850,000.00	6	5,017,850	0.44	8.392	649	79.40	354	66.68
850,000.01 - 900,000.00	4	3,556,000	0.31	7.465	663	77.63	355	100.00
900,000.01 - 950,000.00	3	2,810,000	0.25	8.481	652	77.21	351	33.62
950,000.01 - 1,000,000.00	3	2,959,600	0.26	7.979	664	83.34	354	100.00
1,050,000.01 - 1,100,000.00	1	1,058,000	0.09	6.930	663	64.12	356	100.00
1,200,000.01 - 1,250,000.00	1	1,250,000	0.11	7.990	563	69.44	356	0.00
Total/Weighted Average:	5,282	$1,146,524,198	100.00%	8.282%	629	81.47%	349	57.05%

Remaining Principal Balance of the Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
0.01 - 50,000.00	254	$8,577,739	0.75%	10.550%	649	96.14%	204	95.49%
50,000.01 - 100,000.00	887	68,920,248	6.02	9.390	618	84.61	317	79.13
100,000.01 - 150,000.00	1,032	128,544,871	11.23	8.781	616	81.60	340	70.79
150,000.01 - 200,000.00	798	139,308,720	12.18	8.428	618	80.23	350	57.75
200,000.01 - 250,000.00	567	127,213,966	11.12	8.335	621	80.93	354	54.64
250,000.01 - 300,000.00	497	136,269,775	11.91	8.025	626	79.93	354	55.25
300,000.01 - 350,000.00	358	115,815,673	10.12	8.027	628	81.12	355	50.80
350,000.01 - 400,000.00	278	103,980,157	9.09	8.046	632	81.34	354	51.62
400,000.01 - 450,000.00	192	81,653,722	7.14	8.092	638	82.37	354	42.05
450,000.01 - 500,000.00	162	77,180,578	6.75	7.997	646	80.70	353	45.18
500,000.01 - 550,000.00	92	48,306,891	4.22	7.781	649	82.51	355	55.60
550,000.01 - 600,000.00	63	36,150,887	3.16	8.005	648	82.91	354	50.76
600,000.01 - 650,000.00	42	26,238,078	2.29	7.931	638	83.58	354	59.54
650,000.01 - 700,000.00	24	16,128,899	1.41	7.701	648	83.26	355	74.95
700,000.01 - 750,000.00	13	9,435,576	0.82	7.899	654	81.77	354	45.71
750,000.01 - 800,000.00	5	3,850,718	0.34	8.444	650	82.03	355	79.54
800,000.01 - 850,000.00	6	5,007,128	0.44	8.392	649	79.40	354	66.68
850,000.01 - 900,000.00	4	3,546,727	0.31	7.465	663	77.63	355	100.00
900,000.01 - 950,000.00	3	2,801,520	0.24	8.481	652	77.21	351	33.62
950,000.01 - 1,000,000.00	3	2,952,605	0.26	7.979	664	83.34	354	100.00
1,050,000.01 - 1,100,000.00	1	1,057,196	0.09	6.930	663	64.12	356	100.00
1,200,000.01 - 1,250,000.00	1	1,248,549	0.11	7.990	563	69.44	356	0.00
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Original Terms of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
180	527	$37,224,153	3.25%	10.630%	656	97.25%	175	98.07%
240	1	62,461	0.01	9.900	543	66.81	236	100.00
360	4,754	1,106,903,612	96.74	8.203	628	80.94	355	55.67
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Remaining Terms of the Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
120 - 179	527	$37,224,153	3.25%	10.630%	656	97.25%	175	98.07%
180 - 239	1	62,461	0.01	9.900	543	66.81	236	100.00
300 - 359	4,754	1,106,903,612	96.74	8.203	628	80.94	355	55.67
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Original Loan-to-Value Ratio of the Mortgage Loans (1)
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Weighted Average Mortgage Rate (%)	Nonzero Weighted Average FICO	Weighted Average Original LTV(%)	Weighted Average Stated Remaining Term (Months)	Full/Alt Doc Type(%)
<= 50.00	108	$17,509,260	1.53%	7.842%	608	41.24%	351	55.92%
50.01 - 55.00	53	10,893,415	0.95	7.926	607	52.98	355	48.20
55.01 - 60.00	59	14,370,540	1.26	8.055	599	58.17	353	46.01
60.01 - 65.00	140	34,391,954	3.01	7.934	602	63.47	353	55.58
65.01 - 70.00	160	39,601,227	3.46	8.079	603	68.78	354	45.08
70.01 - 75.00	225	56,382,705	4.93	8.235	598	73.85	352	47.84
75.01 - 80.00	2,528	577,993,560	50.52	8.018	640	79.85	354	55.19
80.01 - 85.00	378	91,018,748	7.95	8.485	601	84.33	352	53.87
85.01 - 90.00	622	158,039,869	13.81	8.401	618	89.63	354	63.17
90.01 - 95.00	309	70,150,747	6.13	8.716	636	94.52	352	62.05
95.01 - 100.00	700	73,838,201	6.45	9.941	654	99.94	275	75.57
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

(1) Represents LTV for first liens and CLTV for second liens.
Combined Original Loan-to-Value Ratio of the Mortgage Loans (1)
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Combined Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	107	$17,414,537	1.52%	7.848%	608	41.22%	351	55.68%
50.01 - 55.00	51	9,934,084	0.87	7.932	607	52.97	355	52.86
55.01 - 60.00	59	14,370,540	1.26	8.055	599	58.17	353	46.01
60.01 - 65.00	137	32,785,111	2.87	7.875	602	63.26	353	55.31
65.01 - 70.00	157	38,736,969	3.39	8.117	601	68.76	354	42.92
70.01 - 75.00	214	53,043,781	4.64	8.248	597	73.89	352	46.84
75.01 - 80.00	416	99,268,243	8.68	8.157	606	79.11	353	54.72
80.01 - 85.00	338	84,938,761	7.42	8.451	603	84.13	352	53.28
85.01 - 90.00	579	151,591,655	13.25	8.371	617	89.23	354	62.69
90.01 - 95.00	357	78,750,876	6.88	8.677	632	91.80	353	62.31
95.01 - 100.00	2,867	563,355,667	49.24	8.264	648	82.93	344	58.22
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%
(1) Represents CLTV for first liens and CLTV for second liens.

Mortgage Rate of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Mortgage Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.500 - 5.999	8	$2,539,316	0.22%	5.844%	656	70.97%	353	80.02%
6.000 - 6.499	74	23,354,771	2.04	6.324	668	76.79	355	98.77
6.500 - 6.999	376	109,362,114	9.56	6.795	656	76.07	352	85.88
7.000 - 7.499	490	141,940,129	12.41	7.274	647	79.13	355	77.62
7.500 - 7.999	905	232,911,536	20.36	7.764	635	80.78	354	64.95
8.000 - 8.499	739	176,187,768	15.40	8.254	634	81.36	354	43.15
8.500 - 8.999	994	211,061,640	18.45	8.743	618	82.16	354	39.88
9.000 - 9.499	496	99,817,905	8.72	9.232	607	83.44	354	38.20
9.500 - 9.999	490	74,803,976	6.54	9.754	594	84.81	345	37.75
10.000 - 10.499	213	27,467,481	2.40	10.232	607	88.68	308	54.74
10.500 - 10.999	169	19,144,134	1.67	10.702	591	88.04	302	53.59
11.000 - 11.499	149	13,334,462	1.17	11.170	611	92.33	247	69.33
11.500 - 11.999	153	10,587,929	0.93	11.678	614	95.63	210	90.98
12.000 - 12.499	21	1,330,013	0.12	12.187	616	94.58	214	95.49
12.500 - 12.999	4	315,123	0.03	12.795	632	99.75	250	100.00
13.000 - 13.499	1	31,927	0.00	13.000	657	100.00	173	100.00
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

FICO Score at Origination of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
FICO Score	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
500	7	$1,559,091	0.14%	9.599%	500	73.43%	354	36.58%
501 - 520	144	27,513,558	2.40	9.685	510	75.35	354	53.92
521 - 540	173	33,725,781	2.95	9.220	531	73.69	354	60.19
541 - 560	257	57,706,971	5.04	9.037	551	78.69	354	62.68
561 - 580	344	69,995,472	6.12	8.595	571	79.11	353	61.44
581 - 600	756	149,097,289	13.03	8.387	590	81.55	353	76.86
601 - 620	712	152,562,973	13.33	8.062	610	81.25	354	67.66
621 - 640	1,080	218,785,146	19.12	8.297	631	83.04	345	51.59
641 - 660	660	143,674,041	12.56	8.128	650	82.07	343	50.77
661 - 680	431	105,001,167	9.18	8.078	670	83.55	346	50.74
681 - 700	294	70,061,395	6.12	7.998	689	83.23	345	43.54
701 - 720	176	47,689,399	4.17	7.777	710	83.23	346	49.47
721 - 740	123	33,341,361	2.91	7.700	730	80.82	345	45.85
741 - 760	47	12,581,889	1.10	7.824	750	81.27	349	31.57
761 - 780	38	10,449,832	0.91	7.963	768	81.59	350	32.79
781 - 800	33	8,827,115	0.77	7.635	789	78.73	349	39.45
801 >=	7	1,617,746	0.14	7.485	807	68.19	354	46.33
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Documentation Type of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Documentation Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Full/Alt	3,360	$652,807,585	57.05%	8.057%	622	82.30%	345	100.00%
Verified Income/Stated Asset	1	100,590	0.01	11.050	671	100.00	169	0.00%
Stated Income/Verified Asset	397	110,419,619	9.65	8.596	650	83.03	355	0.00%
Stated/Stated	1,506	374,215,564	32.71	8.579	634	79.53	354	0.00%
No Ratio	2	726,407	0.06	9.577	678	98.65	351	0.00%
No Documentation	16	5,920,461	0.52	8.288	681	80.23	355	0.00%
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Occupancy Status of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Occupancy Status	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Owner-Occupied	4,942	$1,072,576,628	93.74%	8.257%	628	81.48%	348	57.45%
Investor	259	50,501,269	4.41	8.754	638	80.88	354	57.72
2nd Home	81	21,112,328	1.85	8.450	645	82.19	353	35.19
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Loan Purpose of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Purpose	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Purchase	3,169	$622,258,236	54.38%	8.344%	644	83.45%	346	55.82%
Refinance - Cash Out	1,923	483,213,540	42.23	8.200	612	78.96	352	57.29
Refinance - Rate/Term	190	38,718,449	3.38	8.305	607	80.83	350	73.92
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Property Type of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Property Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Single Family	3,909	$844,735,711	73.83%	8.259%	628	81.36%	348	57.14%
PUD	798	163,331,346	14.27	8.295	628	82.05	349	62.35
2-4 Family	224	67,953,103	5.94	8.387	643	80.52	351	44.04
Condo	349	67,820,378	5.93	8.428	632	82.34	348	56.03
Townhouse	2	349,687	0.03	9.143	571	88.65	355	100.00
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Geographic Distribution of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
California	1,735	$545,619,335	47.69%	8.018%	638	80.27%	347	53.95%
Florida	552	115,864,060	10.13	8.467	622	80.94	350	53.97
Texas	833	92,224,893	8.06	8.515	618	81.77	347	71.29
Arizona	372	66,184,400	5.78	8.259	629	83.15	350	51.60
Illinois	224	47,018,988	4.11	8.837	626	85.43	354	44.96
New York	77	26,527,806	2.32	8.199	628	81.49	350	35.36
Utah	124	18,218,182	1.59	8.364	632	83.41	346	69.78
Nevada	74	17,528,658	1.53	8.636	613	81.41	352	45.45
Maryland	66	15,912,217	1.39	8.515	614	81.57	353	59.81
Georgia	103	14,770,130	1.29	8.863	618	85.73	350	65.68
Washington	55	12,916,386	1.13	8.176	619	83.78	352	80.92
New Jersey	49	12,565,494	1.10	8.655	620	79.66	354	41.78
Hawaii	39	12,015,679	1.05	8.055	657	80.19	345	37.12
North Carolina	82	11,290,414	0.99	8.880	607	83.37	345	77.28
Missouri	99	10,996,338	0.96	9.250	610	85.30	350	76.33
Colorado	45	9,902,972	0.87	8.232	629	83.22	348	82.09
Louisiana	71	9,323,646	0.81	8.618	608	82.80	351	76.35
Massachusetts	37	9,280,860	0.81	8.117	627	76.97	351	60.02
Oregon	39	8,525,242	0.75	7.936	629	83.22	351	84.68
Minnesota	43	8,476,333	0.74	8.551	615	83.91	350	68.23
Michigan	69	8,424,303	0.74	9.166	602	82.39	353	57.63
Virginia	35	7,951,109	0.69	8.945	598	84.68	352	63.37
Tennessee	66	7,414,661	0.65	8.620	613	83.30	354	76.95
Alabama	48	6,970,412	0.61	9.185	614	85.57	350	64.17
New Mexico	28	5,963,256	0.52	8.719	615	82.99	352	57.76
Connecticut	25	5,585,956	0.49	8.697	596	79.75	348	46.21
Mississippi	38	4,626,764	0.40	9.095	590	87.12	351	70.80
Pennsylvania	31	4,354,695	0.38	8.300	622	85.11	351	74.95
Ohio	39	4,232,839	0.37	8.586	615	87.00	346	81.73
Indiana	36	3,767,500	0.33	9.176	610	87.16	351	79.06
Arkansas	34	3,751,961	0.33	8.562	606	82.97	349	75.48
Idaho	15	2,588,106	0.23	8.499	619	83.38	355	74.91
Wisconsin	12	1,851,738	0.16	8.723	628	85.06	355	65.46
District of Columbia	6	1,710,037	0.15	8.237	612	79.10	356	61.14
Kentucky	14	1,692,806	0.15	8.760	593	84.90	355	81.44
South Carolina	10	1,576,210	0.14	8.328	611	78.27	354	84.75
Oklahoma	17	1,496,398	0.13	9.005	622	88.97	346	90.85
Kansas	10	1,032,642	0.09	8.906	606	91.37	340	100.00
Delaware	5	797,072	0.07	8.707	588	83.01	355	100.00
Maine	6	707,956	0.06	8.184	621	75.28	355	76.08
Rhode Island	3	559,750	0.05	8.850	603	85.42	356	70.46
New Hampshire	2	541,617	0.05	8.048	659	80.96	356	59.57
Iowa	5	473,774	0.04	8.871	667	96.03	349	81.35
West Virginia	2	403,984	0.04	7.882	625	87.51	355	100.00
Montana	3	256,250	0.02	7.979	614	81.71	341	100.00
Nebraska	3	189,969	0.02	9.497	647	81.95	338	48.67
South Dakota	1	106,428	0.01	9.750	623	91.45	349	100.00
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Original Prepayment Penalty Term of the Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original Prepayment	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Penalty Term (mos.)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
No Prepayment Penalty	987	$196,164,534	17.14%	8.833%	625	83.18%	349	52.37%
6	2	510,697	0.04	8.481	761	94.01	351	0.00
12	242	78,295,834	6.84	8.419	635	81.44	349	49.75
24	3,190	715,194,930	62.51	8.207	628	81.82	349	56.04
30	1	188,623	0.02	11.435	533	71.32	354	0.00
36	859	153,524,751	13.42	7.858	634	77.62	349	71.68
60	1	310,856	0.03	5.880	541	84.74	342	100.00
Total/Weighted Average:	5,282	$1,144,190,225	100.00%	8.282%	629	81.47%	349	57.05%

Margin of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Margin (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.000 - 2.499	1	$328,000	0.03%	9.250%	721	99.99%	356	0.00%
2.500 - 2.999	4	1,594,139	0.17	8.597	640	79.14	356	0.00
3.500 - 3.999	2	368,039	0.04	6.221	579	43.78	348	52.45
4.000 - 4.499	2	104,265	0.01	6.523	516	72.51	343	100.00
4.500 - 4.999	27	7,404,943	0.78	7.220	639	78.34	354	95.35
5.000 - 5.499	89	23,018,265	2.42	8.212	615	80.65	355	49.08
5.500 - 5.999	184	44,595,025	4.68	8.169	616	80.62	354	51.47
6.000 - 6.499	2,961	733,206,361	77.01	8.164	634	82.10	355	52.69
6.500 - 6.999	302	70,319,514	7.39	8.618	592	78.58	354	55.98
7.000 - 7.499	176	38,833,479	4.08	8.888	596	78.66	355	49.74
7.500 - 7.999	95	21,629,523	2.27	8.911	619	80.66	355	46.21
8.000 - 8.499	44	9,103,935	0.96	9.355	605	83.84	355	58.60
8.500 - 8.999	8	987,443	0.10	9.603	573	90.23	355	100.00
9.000 - 9.499	2	301,246	0.03	10.244	606	89.51	356	100.00
9.500 - 9.999	1	111,834	0.01	10.875	585	100.00	356	100.00
10.500 - 10.999	1	104,834	0.01	11.625	597	100.00	355	100.00
11.500 - 11.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Minimum Rate of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Minimum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.500 - 1.999	1	$389,801	0.04%	7.990%	621	90.70%	356	0.00%
2.000 - 2.499	1	328,000	0.03	9.250	721	99.99	356	0.00
2.500 - 2.999	2	454,139	0.05	8.625	639	76.98	356	0.00
3.500 - 3.999	1	193,054	0.02	6.875	540	39.40	341	100.00
4.000 - 4.499	2	104,265	0.01	6.523	516	72.51	343	100.00
4.500 - 4.999	3	722,373	0.08	6.884	561	77.22	350	52.38
5.000 - 5.499	12	4,521,875	0.47	8.064	667	81.12	353	15.81
5.500 - 5.999	23	6,521,299	0.68	7.576	630	78.78	354	52.94
6.000 - 6.499	70	21,533,135	2.26	6.643	658	78.76	355	87.36
6.500 - 6.999	241	75,353,393	7.91	6.841	655	77.89	355	84.95
7.000 - 7.499	390	117,653,504	12.36	7.302	647	79.98	355	77.54
7.500 - 7.999	747	201,581,836	21.17	7.807	635	81.04	355	63.62
8.000 - 8.499	623	153,552,784	16.13	8.262	634	81.76	355	41.45
8.500 - 8.999	837	187,885,435	19.73	8.741	619	82.52	355	37.81
9.000 - 9.499	402	86,623,081	9.10	9.228	607	83.65	355	36.61
9.500 - 9.999	310	60,035,521	6.31	9.759	589	84.62	354	31.05
10.000 - 10.499	106	17,339,339	1.82	10.230	569	85.16	354	37.10
10.500 - 10.999	78	10,854,745	1.14	10.722	559	83.75	354	29.95
11.000 - 11.499	32	4,485,649	0.47	11.243	545	79.61	355	13.53
11.500 - 11.999	16	1,716,669	0.18	11.698	545	76.48	355	48.33
12.000 - 12.499	2	160,947	0.02	12.250	533	66.75	355	100.00
12.500 - 12.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Maximum Rate of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Maximum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
11.500 - 11.999	5	$1,190,926	0.13%	5.907%	642	72.75%	355	85.31%
12.000 - 12.499	52	17,242,935	1.81	6.325	661	78.27	355	98.33
12.500 - 12.999	215	67,934,621	7.14	6.771	657	77.46	355	86.88
13.000 - 13.499	337	102,887,464	10.81	7.261	651	80.03	355	78.38
13.500 - 13.999	662	182,166,478	19.13	7.702	637	81.33	355	66.26
14.000 - 14.499	688	173,048,327	18.18	8.150	637	81.23	355	42.07
14.500 - 14.999	822	186,745,008	19.61	8.658	620	82.51	355	37.59
15.000 - 15.499	441	99,816,845	10.48	9.086	610	82.97	355	36.42
15.500 - 15.999	356	70,571,584	7.41	9.592	591	83.70	355	35.32
16.000 - 16.499	144	24,642,537	2.59	9.976	583	85.61	354	39.79
16.500 - 16.999	99	16,419,748	1.72	10.331	563	83.20	354	43.71
17.000 - 17.499	48	6,001,488	0.63	11.028	548	80.84	355	31.96
17.500 - 17.999	23	2,662,048	0.28	11.221	561	80.99	354	47.99
18.000 - 18.499	4	382,541	0.04	11.931	540	72.66	356	100.00
18.500 - 18.999	3	298,293	0.03	11.663	578	96.55	354	100.00
19.500 - 19.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Life Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Life Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.000 - 5.499	3	$589,899	0.06%	8.410%	683	88.96%	353	30.92%
6.000 - 6.499	3,305	818,542,763	85.97	8.247	629	81.56	355	51.41
6.500 - 6.999	374	84,354,665	8.86	8.300	617	80.36	355	57.32
7.000 - 7.499	218	48,613,401	5.11	8.273	620	83.31	355	70.45
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

First Periodic Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
First Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	3,011	$744,067,883	78.15%	8.235%	630	81.79%	355	52.97%
1.500 - 1.999	2	194,180	0.02	9.863	595	90.79	349	100.00
2.000 - 2.499	11	3,968,692	0.42	7.376	649	82.87	355	97.17
3.000 - 3.499	864	200,367,441	21.04	8.340	616	80.58	355	51.87
5.000 - 5.499	10	2,362,532	0.25	7.734	683	85.92	356	61.13
6.000 - 6.499	2	1,140,000	0.12	8.586	641	80.00	355	0.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Periodic Cap of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	3,706	$909,329,617	95.51%	8.256%	628	81.41%	355	51.70%
1.500 - 1.999	193	$42,131,112	4.43	8.182	616	84.65	355	79.32
2.000 - 2.499	1	$640,000	0.07	8.750	649	80.00	355	0.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Next Rate Adjustment Date	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2007-07	1	$234,050	0.02%	7.500%	580	85.00%	339	100.00%
2007-08	1	199,659	0.02	7.400	624	80.00	340	0.00
2007-09	1	419,828	0.04	6.990	583	80.00	341	100.00
2007-10	2	469,596	0.05	6.534	701	80.00	341	100.00
2007-11	4	477,647	0.05	6.613	667	76.72	343	100.00
2007-12	2	653,563	0.07	7.900	552	88.98	344	25.01
2008-01	8	1,764,371	0.19	8.162	605	81.20	345	77.24
2008-02	2	658,625	0.07	9.713	575	84.98	346	25.00
2008-03	4	1,380,834	0.15	8.328	555	73.88	347	90.27
2008-04	1	297,600	0.03	10.000	519	80.00	348	0.00
2008-05	5	1,713,982	0.18	8.993	548	81.67	349	59.43
2008-06	3	483,820	0.05	7.984	591	75.52	350	0.00
2008-07	8	2,633,374	0.28	8.301	613	85.80	351	49.66
2008-08	59	18,138,844	1.91	8.358	616	79.89	352	48.87
2008-09	395	107,429,813	11.28	8.221	628	82.30	353	51.73
2008-10	1,405	335,816,552	35.27	8.364	629	82.19	354	50.71
2008-11	553	136,158,065	14.30	8.308	618	80.90	355	53.99
2008-12	1,212	291,856,874	30.65	8.112	630	81.14	356	54.58
2009-01	33	8,851,857	0.93	8.269	611	78.70	357	49.94
2009-05	2	194,180	0.02	9.863	595	90.79	349	100.00
2009-06	2	351,322	0.04	7.616	632	89.62	350	100.00
2009-07	5	765,822	0.08	10.028	578	86.06	351	39.23
2009-08	1	169,380	0.02	10.000	704	100.00	352	0.00
2009-09	13	2,967,306	0.31	8.063	630	75.54	353	73.17
2009-10	33	6,151,239	0.65	8.633	644	84.87	354	45.91
2009-11	40	8,549,973	0.90	8.304	603	81.71	355	63.86
2009-12	70	13,129,066	1.38	8.256	627	80.21	356	66.23
2011-03	1	113,706	0.01	7.990	591	61.36	347	0.00
2011-06	1	550,122	0.06	7.500	616	80.00	350	100.00
2011-09	1	457,183	0.05	7.500	637	67.65	353	0.00
2011-10	2	462,000	0.05	7.582	630	70.76	354	100.00
2011-11	12	4,155,689	0.44	7.546	699	76.89	355	51.41
2011-12	14	3,360,093	0.35	7.866	684	82.62	356	21.65
2012-01	1	239,563	0.03	8.525	707	80.00	357	0.00
2016-12	3	845,132	0.09	7.215	674	84.87	356	100.00
Total/Weighted Average:	3,900	$952,100,729	100.00%	8.253%	627	81.55%	355	52.89%

Summary of the Group II Mortgage Loans

Number of Mortgage Loans:	3,363	Fixed Non-Balloon Loans:	8.88%
Aggregate Principal Balance:	$807,283,111
Average Principal Balance:	$240,049	Purpose:
Low Principal Balance:	$8,035	Purchase:	61.65%
High Principal Balance:	$1,248,549	Refinance - Cashout:	35.07%
W.A. Coupon:	8.273%	Refinance - Rate/Term:	3.27%
Low Coupon:	5.680%	Property Type:
High Coupon:	13.000%	Single Family Residence:	73.09%
W.A. Stated Remaining Term:	348 months	PUD:	15.29%
Low Stated Remaining Term:	162 months	2-4 Family:	5.86%
High Stated Remaining Term:	357 months	Condo:	5.72%
W.A. Seasoning:	6 months	Townhouse:	0.04%
Latest Maturity Date:	January 1, 2037	Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	95.62%
California:	47.75%	Investment:	3.05%
Florida:	11.46%	Second Home:	1.34%
Texas:	6.98%	Documentation:
Arizona:	5.44%	Full/Alt:	56.87%
Interest Only Loans:	16.71%	Stated Income/Verified Asset:	10.64%
W.A. Interest Only Period:	60 Months	Verified Income/Stated Asset:	0.01%
W.A. Original LTV (1):	81.57%	Stated Income/Stated Assets:	31.65%
Low LTV (1):	9.94%	No Ratio:	0.09%
High LTV (1):	100.00%	No Documentation:	0.73%
W.A. CLTV (2):	90.99%	Weighted Average Prepayment Penalty Term:(4)	24 months
Low CLTV (2):	9.94%	Loans with Prepayment Penalties:	81.81%
High CLTV (2):	100.00%	ARM Loans:
W.A. FICO Score (3):	632	Weighted Average Margin:	6.138%
Index Type:		Weighted Average Max. Rate:	14.311%
6 month LIBOR:	84.14%	Weighted Average Min. Rate:	8.156%
1 Year LIBOR:	0.28%	Weighted Average Life Cap:	6.099%
Fixed:	15.59%	Weighted Average First Periodic Cap:	1.445%
First Liens:	96.37%	Weighted Average Periodic Cap:	1.024%
(1) Represents LTV for first liens and CLTV for second liens.
(2) Represents CLTV for first liens and CLTV for second liens.
(3) For loans that were scored
(4) For loans with prepayment penalties only

Product Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Product Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Arm 2yr/1yr Libor - 45 yr Amort.	5	$1,040,653	0.13%	7.901%	621	77.37%	356	70.04%
Arm 2yr/6mo	807	154,299,293	19.11	8.563	619	81.33	354	52.56
Arm 2yr/6mo - IO	348	126,962,565	15.73	7.787	655	81.16	354	60.14
Arm 2yr/6mo Libor - 40 yr Amort.	890	264,904,070	32.81	8.284	625	81.99	354	48.27
Arm 2yr/6mo Libor - 45 yr Amort.	3	815,133	0.10	7.907	616	82.99	356	30.49
Arm 2yr/6mo Libor - 50 yr Amort.	326	103,869,102	12.87	8.044	634	81.12	356	52.96
Arm 3yr/1yr Libor - 45 yr Amort.	1	196,849	0.02	8.000	540	63.55	356	100.00
Arm 3yr/1yr Libor - 50 yr Amort.	2	985,699	0.12	8.018	628	74.74	356	100.00
Arm 3yr/6mo	41	6,561,844	0.81	9.038	606	78.21	354	54.15
Arm 3yr/6mo - IO	7	2,485,540	0.31	7.477	686	81.63	354	67.97
Arm 3yr/6mo Libor - 40 yr Amort.	32	8,689,055	1.08	8.173	623	85.47	355	67.43
Arm 3yr/6mo Libor - 45 yr Amort.	5	1,314,508	0.16	9.082	619	86.19	355	13.68
Arm 3yr/6mo Libor - 50 yr Amort.	6	1,530,654	0.19	7.363	614	80.00	356	95.04
Arm 5yr/6mo	4	1,239,258	0.15	7.384	700	74.64	355	70.53
Arm 5yr/6mo - IO	6	2,145,983	0.27	8.198	647	77.37	355	12.97
Arm 5yr/6mo Libor - 40 yr Amort.	6	2,305,386	0.29	7.606	671	79.33	354	37.25
Arm 5yr/6mo Libor - 50 yr Amort.	5	1,253,463	0.16	7.342	721	80.00	355	28.57
Arm 10yr/6mo - IO	1	200,000	0.02	7.175	804	80.00	356	100.00
Arm 10yr/6mo Libor - 40 yr Amort.	1	177,965	0.02	7.550	666	90.00	356	100.00
Arm 10yr/6mo Libor - 50 yr Amort.	1	467,167	0.06	7.105	621	85.00	356	100.00
Balloon 15/30	336	27,371,619	3.39	10.873	662	99.45	174	99.63
Balloon 15/40	3	331,844	0.04	11.960	642	99.41	175	100.00
Balloon 30/40	72	18,061,998	2.24	7.966	626	78.76	355	66.90
Balloon 30/45	1	160,462	0.02	8.990	605	95.00	356	100.00
Balloon 30/50	28	8,257,485	1.02	7.803	635	77.93	356	82.02
Fixed 15yr	27	2,917,620	0.36	8.390	623	75.28	174	85.27
Fixed 20yr	1	62,461	0.01	9.900	543	66.81	236	100.00
Fixed 30yr	390	65,610,189	8.13	7.969	632	76.43	354	76.40
Fixed 30yr - IO	8	3,065,246	0.38	7.714	637	75.97	350	44.45
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Lien of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Lien	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1	2,997	$777,996,089	96.37%	8.174%	631	80.89%	354	55.26%
2	366	29,287,022	3.63	10.907	662	99.63	185	99.66
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Principal Balances at Origination of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Original	Original	Average	Weighted	Average	Remaining	Full/Alt
Principal Balance	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
0.01 - 50,000.00	113	$4,155,109	0.51%	10.496%	644	94.45%	213	90.56%
50,000.01 - 100,000.00	491	38,248,824	4.73	9.670	619	85.19	296	80.84
100,000.01 - 150,000.00	590	74,646,412	9.23	8.927	613	81.20	330	73.04
150,000.01 - 200,000.00	521	91,050,242	11.26	8.469	615	80.30	347	60.84
200,000.01 - 250,000.00	369	83,010,432	10.26	8.392	620	81.03	353	55.58
250,000.01 - 300,000.00	338	92,546,566	11.44	8.045	630	80.44	354	55.87
300,000.01 - 350,000.00	219	70,807,155	8.75	8.050	634	81.58	354	49.31
350,000.01 - 400,000.00	156	58,332,651	7.21	8.081	643	80.96	355	51.17
400,000.01 - 450,000.00	161	68,961,786	8.53	8.117	638	82.46	354	40.92
450,000.01 - 500,000.00	154	73,490,380	9.08	7.986	646	80.90	353	46.24
500,000.01 - 550,000.00	87	45,704,735	5.65	7.773	648	82.58	355	55.40
550,000.01 - 600,000.00	61	34,981,221	4.32	7.990	650	83.10	354	50.82
600,000.01 - 650,000.00	42	26,226,531	3.24	7.945	638	83.45	354	59.46
650,000.01 - 700,000.00	25	16,800,400	2.08	7.673	648	83.72	355	75.92
700,000.01 - 750,000.00	13	9,452,730	1.17	7.899	654	81.77	354	45.71
750,000.01 - 800,000.00	5	3,854,920	0.48	8.444	650	82.03	355	79.54
800,000.01 - 850,000.00	6	5,017,850	0.62	8.392	649	79.40	354	66.68
850,000.01 - 900,000.00	4	3,556,000	0.44	7.465	663	77.63	355	100.00
900,000.01 - 950,000.00	3	2,810,000	0.35	8.481	652	77.21	351	33.62
950,000.01 - 1,000,000.00	3	2,959,600	0.37	7.979	664	83.34	354	100.00
1,050,000.01 - 1,100,000.00	1	1,058,000	0.13	6.930	663	64.12	356	100.00
1,200,000.01 - 1,250,000.00	1	1,250,000	0.15	7.990	563	69.44	356	0.00
Total/Weighted Average:	3,363	$808,921,543	100.00%	8.273%	632	81.57%	348	56.87%

Remaining Principal Balance of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Remaining Principal	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Balance ($)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
0.01 - 50,000.00	114	$4,148,967	0.51%	10.462%	644	94.27%	215	90.67%
50,000.01 - 100,000.00	491	38,167,427	4.73	9.666	619	85.10	296	80.87
100,000.01 - 150,000.00	594	75,070,417	9.30	8.926	613	81.32	331	73.07
150,000.01 - 200,000.00	519	90,686,723	11.23	8.464	615	80.18	347	60.50
200,000.01 - 250,000.00	370	83,227,723	10.31	8.388	620	81.01	353	55.97
250,000.01 - 300,000.00	334	91,369,670	11.32	8.048	631	80.51	354	55.66
300,000.01 - 350,000.00	219	70,693,688	8.76	8.050	634	81.58	354	49.31
350,000.01 - 400,000.00	156	58,247,324	7.22	8.081	643	80.96	355	51.17
400,000.01 - 450,000.00	162	69,312,362	8.59	8.111	638	82.44	354	41.30
450,000.01 - 500,000.00	153	72,914,851	9.03	7.991	646	80.90	353	45.91
500,000.01 - 550,000.00	88	46,197,530	5.72	7.781	649	82.55	355	54.74
550,000.01 - 600,000.00	61	34,979,433	4.33	7.975	649	83.27	354	52.46
600,000.01 - 650,000.00	42	26,238,078	3.25	7.931	638	83.58	354	59.54
650,000.01 - 700,000.00	24	16,128,899	2.00	7.701	648	83.26	355	74.95
700,000.01 - 750,000.00	13	9,435,576	1.17	7.899	654	81.77	354	45.71
750,000.01 - 800,000.00	5	3,850,718	0.48	8.444	650	82.03	355	79.54
800,000.01 - 850,000.00	6	5,007,128	0.62	8.392	649	79.40	354	66.68
850,000.01 - 900,000.00	4	3,546,727	0.44	7.465	663	77.63	355	100.00
900,000.01 - 950,000.00	3	2,801,520	0.35	8.481	652	77.21	351	33.62
950,000.01 - 1,000,000.00	3	2,952,605	0.37	7.979	664	83.34	354	100.00
1,050,000.01 - 1,100,000.00	1	1,057,196	0.13	6.930	663	64.12	356	100.00
1,200,000.01 - 1,250,000.00	1	1,248,549	0.15	7.990	563	69.44	356	0.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Original Terms of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Original Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
180	366	$30,621,083	3.79%	10.648%	658	97.14%	174	98.27%
240	1	62,461	0.01	9.900	543	66.81	236	100.00
360	2,996	776,599,567	96.20	8.180	631	80.96	354	55.24
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Remaining Terms of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Remaining Term (months)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
120 - 179	366	$30,621,083	3.79%	10.648%	658	97.14%	174	98.27%
180 - 239	1	62,461	0.01	9.900	543	66.81	236	100.00
300 - 359	2,996	776,599,567	96.20	8.180	631	80.96	354	55.24
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Original Loan-to-Value Ratio of the Group II Mortgage Loans (1)
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	67	$10,154,215	1.26%	8.087%	591	41.06%	350	62.18%
50.01 - 55.00	29	5,314,039	0.66	8.467	579	53.21	355	42.57
55.01 - 60.00	35	8,410,977	1.04	8.220	593	58.19	351	58.59
60.01 - 65.00	90	21,145,942	2.62	8.027	606	63.46	352	62.17
65.01 - 70.00	117	29,135,524	3.61	8.070	606	68.85	354	47.99
70.01 - 75.00	140	32,791,684	4.06	8.385	597	73.87	351	47.61
75.01 - 80.00	1,671	442,634,703	54.83	7.980	644	79.86	354	53.66
80.01 - 85.00	283	66,275,782	8.21	8.486	599	84.27	352	57.65
85.01 - 90.00	303	90,640,905	11.23	8.380	618	89.53	354	63.31
90.01 - 95.00	162	43,773,341	5.42	8.687	639	94.63	352	61.37
95.01 - 100.00	466	57,006,000	7.06	9.969	656	99.93	270	75.25
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

(1) Represents LTV for first liens and CLTV for second liens.

Combined Original Loan-to-Value Ratio of the Group II Mortgage Loans (1)
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Combined Original	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
<= 50.00	66	$10,059,492	1.25%	8.100%	591	41.02%	350	61.82%
50.01 - 55.00	27	4,354,708	0.54	8.600	574	53.24	355	51.95
55.01 - 60.00	35	8,410,977	1.04	8.220	593	58.19	351	58.59
60.01 - 65.00	90	21,006,138	2.60	8.000	605	63.21	352	59.73
65.01 - 70.00	115	28,077,649	3.48	8.113	605	68.89	353	46.03
70.01 - 75.00	134	30,776,616	3.81	8.411	595	73.92	350	46.95
75.01 - 80.00	318	72,170,949	8.94	8.198	607	79.21	353	56.27
80.01 - 85.00	263	62,338,792	7.72	8.461	601	84.03	352	58.05
85.01 - 90.00	290	88,462,242	10.96	8.344	617	88.96	354	62.24
90.01 - 95.00	184	49,611,062	6.15	8.651	636	91.50	352	59.26
95.01 - 100.00	1,841	432,014,486	53.51	8.217	651	82.90	343	56.60
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%
(1) Represents CLTV for first liens and CLTV for second liens.

Mortgage Rate of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Mortgage Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.500 - 5.999	4	$1,573,477	0.19%	5.872%	667	73.96%	351	100.00%
6.000 - 6.499	56	18,021,893	2.23	6.318	672	78.21	355	98.40
6.500 - 6.999	234	73,917,434	9.16	6.796	660	77.62	352	88.32
7.000 - 7.499	332	103,413,007	12.81	7.269	648	79.26	355	79.53
7.500 - 7.999	584	167,071,802	20.70	7.759	638	80.85	354	64.19
8.000 - 8.499	483	130,050,407	16.11	8.254	637	81.29	354	41.15
8.500 - 8.999	596	141,857,092	17.57	8.737	622	81.99	354	35.44
9.000 - 9.499	299	68,707,454	8.51	9.231	606	82.48	354	38.92
9.500 - 9.999	290	49,442,126	6.12	9.754	596	84.51	345	38.55
10.000 - 10.499	150	19,333,886	2.39	10.229	618	89.55	294	58.80
10.500 - 10.999	106	13,362,618	1.66	10.696	591	87.76	292	54.94
11.000 - 11.499	99	10,314,511	1.28	11.164	614	92.69	241	73.13
11.500 - 11.999	109	8,673,543	1.07	11.673	613	95.12	211	88.99
12.000 - 12.499	16	1,196,811	0.15	12.196	614	93.98	218	94.99
12.500 - 12.999	4	315,123	0.04	12.795	632	99.75	250	100.00
13.000 - 13.499	1	31,927	0.00	13.000	657	100.00	173	100.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

FICO Score at Origination of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
FICO Score	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
at Origination	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
500	4	$1,002,680	0.12%	10.059%	500	79.40%	353	24.99%
501 - 520	105	18,940,386	2.35	9.770	510	75.54	353	54.75
521 - 540	126	23,273,753	2.88	9.215	531	74.00	353	64.72
541 - 560	167	39,049,642	4.84	8.997	551	78.03	354	67.16
561 - 580	218	45,913,508	5.69	8.660	571	78.58	353	61.08
581 - 600	409	92,024,415	11.40	8.358	590	81.45	353	76.79
601 - 620	415	98,610,231	12.22	8.056	611	81.01	354	67.58
621 - 640	717	162,180,423	20.09	8.324	631	83.43	344	51.98
641 - 660	414	101,747,514	12.60	8.118	650	82.13	341	52.46
661 - 680	294	81,461,773	10.09	8.045	670	83.21	346	52.66
681 - 700	193	52,702,225	6.53	8.003	689	83.36	343	43.90
701 - 720	137	40,814,647	5.06	7.766	710	83.22	346	49.37
721 - 740	82	24,799,127	3.07	7.724	731	81.81	342	45.44
741 - 760	37	10,578,018	1.31	7.863	749	81.03	348	28.63
761 - 780	22	7,204,283	0.89	8.001	769	81.73	351	21.09
781 - 800	18	5,927,905	0.73	7.753	787	78.44	349	28.89
801 >=	5	1,052,583	0.13	7.951	806	78.56	355	44.60
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Documentation Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Documentation Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Full/Alt	2,121	$459,118,857	56.87%	8.045%	624	82.22%	343	100.00%
Verified Income/Stated Asset	277	85,925,149	10.64	8.557	653	82.98	354	0.00
Stated Income/Verified Asset	1	100,590	0.01	11.050	671	100.00	169	0.00
Stated/Stated	946	255,491,649	31.65	8.583	638	79.89	354	0.00
No Ratio	2	726,407	0.09	9.577	678	98.65	351	0.00
No Documentation	16	5,920,461	0.73	8.288	681	80.23	355	0.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Occupancy Status of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Occupancy Status	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Owner-Occupied	3,211	$771,886,445	95.62%	8.249%	632	81.66%	347	57.39%
Investor	121	24,612,982	3.05	8.904	622	79.98	353	50.48
2nd Home	31	10,783,685	1.34	8.587	629	78.70	351	34.62
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Loan Purpose of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Purpose	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Purchase	2,145	$497,709,621	61.65%	8.280%	646	83.15%	346	53.75%
Refinance - Cash Out	1,114	283,151,426	35.07	8.263	610	78.92	351	60.88
Refinance - Rate/Term	104	26,422,065	3.27	8.259	601	80.14	350	72.77
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Property Type of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Property Type	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
Single Family	2,460	$590,016,866	73.09%	8.254%	632	81.52%	347	56.70%
PUD	528	123,464,859	15.29	8.255	629	81.56	349	61.77
2-4 Family	151	47,287,345	5.86	8.387	645	81.38	349	45.48
Condo	222	46,164,355	5.72	8.451	634	82.29	347	57.27
Townhouse	2	349,687	0.04	9.143	571	88.65	355	100.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Geographic Distribution of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Location	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
California	1,148	$385,458,524	47.75%	8.042%	646	81.65%	345	55.52%
Florida	421	92,498,568	11.46	8.449	621	80.00	350	53.93
Texas	465	56,316,086	6.98	8.475	617	80.99	345	69.36
Arizona	241	43,897,696	5.44	8.230	625	81.85	350	51.27
Illinois	134	31,342,238	3.88	8.855	626	85.58	354	43.45
New York	67	24,172,403	2.99	8.226	626	81.01	350	33.17
Nevada	58	14,031,516	1.74	8.675	609	81.01	352	49.66
Maryland	56	13,630,571	1.69	8.442	615	80.37	352	60.33
New Jersey	37	10,302,628	1.28	8.706	622	78.31	355	37.32
Utah	52	10,064,925	1.25	8.270	627	83.32	348	69.11
Washington	39	10,053,418	1.25	8.066	620	82.45	354	81.11
Hawaii	30	9,460,911	1.17	7.951	659	79.43	345	41.50
Georgia	46	8,416,345	1.04	8.741	616	84.50	351	62.29
Massachusetts	30	8,059,460	1.00	8.146	627	76.88	352	58.09
North Carolina	47	7,183,005	0.89	8.816	603	82.11	340	74.59
Oregon	28	7,032,697	0.87	7.868	629	83.19	351	88.52
Colorado	30	6,758,006	0.84	8.207	627	82.62	348	85.00
Missouri	55	6,556,729	0.81	9.221	607	82.59	351	70.05
Virginia	28	6,456,460	0.80	9.085	589	82.68	352	59.13
Michigan	40	6,034,162	0.75	9.118	595	81.99	353	56.11
Louisiana	39	5,579,451	0.69	8.496	605	80.34	352	77.28
New Mexico	21	4,816,952	0.60	8.604	616	81.69	352	61.97
Alabama	31	4,753,531	0.59	9.131	607	84.35	348	66.75
Minnesota	21	4,694,153	0.58	8.586	604	81.98	353	71.06
Connecticut	19	4,541,369	0.56	8.828	587	77.77	346	39.95
Tennessee	33	4,027,859	0.50	8.761	616	84.15	354	70.78
Mississippi	21	2,894,377	0.36	8.919	597	87.04	349	58.18
Pennsylvania	14	2,199,915	0.27	8.228	628	83.98	354	72.41
Ohio	15	1,995,077	0.25	8.310	608	85.55	337	89.68
Arkansas	14	1,861,802	0.23	8.502	603	82.68	355	73.18
Idaho	12	1,783,847	0.22	8.536	594	79.52	355	81.11
Wisconsin	11	1,616,418	0.20	8.710	627	85.79	355	74.99
South Carolina	7	1,316,642	0.16	8.163	610	76.22	354	81.75
District of Columbia	4	1,141,515	0.14	7.909	600	78.65	356	68.48
Oklahoma	11	979,426	0.12	8.643	625	86.72	349	100.00
Indiana	8	935,634	0.12	9.322	570	82.60	355	100.00
Kentucky	8	907,780	0.11	9.119	590	85.08	355	65.40
Kansas	7	800,254	0.10	9.094	603	94.28	341	100.00
Rhode Island	3	559,750	0.07	8.850	603	85.42	356	70.46
New Hampshire	2	541,617	0.07	8.048	659	80.96	356	59.57
Maine	3	455,436	0.06	8.219	611	68.79	355	62.82
West Virginia	1	319,467	0.04	7.520	623	84.21	355	100.00
Iowa	2	291,611	0.04	8.525	645	98.70	356	100.00
Delaware	2	289,917	0.04	9.577	550	75.45	355	100.00
Montana	1	146,531	0.02	7.625	602	80.00	356	100.00
South Dakota	1	106,428	0.01	9.750	623	91.45	349	100.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Original Prepayment Penalty Term of the Group II Mortgage Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
Original Prepayment	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Penalty Term (mos.)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
No Prepayment Penalty	660	$146,817,617	18.19%	8.794%	626	82.35%	349	50.38%
6	1	198,147	0.02	9.350	707	92.44	352	0.00
12	182	62,944,806	7.80	8.419	639	81.36	348	49.28
24	2,052	507,494,423	62.86	8.173	633	82.03	347	56.90
30	1	188,623	0.02	11.435	533	71.32	354	0.00
36	466	89,328,639	11.07	7.884	634	77.80	348	72.85
60	1	310,856	0.04	5.880	541	84.74	342	100.00
Total/Weighted Average:	3,363	$807,283,111	100.00%	8.273%	632	81.57%	348	56.87%

Margin of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Margin (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2.500 - 2.999	2	$1,140,000	0.17%	8.586%	641	80.00%	355	0.00%
3.500 - 3.999	1	193,054	0.03	6.875	540	39.40	341	100.00
4.000 - 4.499	2	104,265	0.02	6.523	516	72.51	343	100.00
4.500 - 4.999	20	5,980,509	0.88	7.242	640	80.29	354	100.00
5.000 - 5.499	62	16,678,874	2.45	8.091	623	80.85	354	52.48
5.500 - 5.999	122	32,361,728	4.75	8.107	616	80.18	354	51.13
6.000 - 6.499	1,879	525,963,190	77.18	8.127	638	81.99	355	51.58
6.500 - 6.999	206	50,504,526	7.41	8.607	592	78.72	354	59.25
7.000 - 7.499	110	26,477,951	3.89	8.848	599	78.44	354	49.20
7.500 - 7.999	65	16,222,492	2.38	8.904	623	82.22	355	50.43
8.000 - 8.499	22	4,868,669	0.71	9.444	602	85.16	355	72.17
8.500 - 8.999	3	589,166	0.09	9.631	558	87.75	355	100.00
9.000 - 9.499	1	158,044	0.02	10.125	618	80.00	356	100.00
9.500 - 9.999	1	111,834	0.02	10.875	585	100.00	356	100.00
11.500 - 11.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

Minimum Rate of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Minimum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
3.500 - 3.999	1	$193,054	0.03%	6.875%	540	39.40%	341	100.00%
4.000 - 4.499	2	104,265	0.02	6.523	516	72.51	343	100.00
4.500 - 4.999	2	378,373	0.06	6.788	517	77.92	345	100.00
5.000 - 5.499	11	4,160,149	0.61	7.944	680	81.94	353	17.18
5.500 - 5.999	12	3,860,501	0.57	7.546	646	79.08	353	51.49
6.000 - 6.499	54	16,845,112	2.47	6.678	664	80.11	355	85.26
6.500 - 6.999	161	54,852,538	8.05	6.843	660	78.97	354	86.62
7.000 - 7.499	274	90,161,971	13.23	7.296	649	80.00	355	78.13
7.500 - 7.999	484	146,085,269	21.44	7.793	638	81.31	355	63.40
8.000 - 8.499	420	115,014,442	16.88	8.263	637	81.69	354	39.56
8.500 - 8.999	506	127,871,186	18.76	8.736	623	82.31	355	33.50
9.000 - 9.499	246	60,204,809	8.83	9.230	606	82.96	355	37.45
9.500 - 9.999	182	39,266,325	5.76	9.762	593	84.24	354	31.68
10.000 - 10.499	64	10,840,535	1.59	10.224	572	85.29	354	35.57
10.500 - 10.999	42	6,793,509	1.00	10.710	547	81.87	354	23.75
11.000 - 11.499	19	3,033,163	0.45	11.245	537	78.54	355	15.57
11.500 - 11.999	14	1,528,152	0.22	11.671	541	75.82	355	41.95
12.000 - 12.499	2	160,947	0.02	12.250	533	66.75	355	100.00
12.500 - 12.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

Maximum Rate of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Maximum Rate (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
11.500 - 11.999	1	$375,000	0.06%	5.680%	625	78.13%	356	100.00%
12.000 - 12.499	38	12,878,992	1.89	6.317	670	80.03	355	97.76
12.500 - 12.999	141	49,111,629	7.21	6.769	662	78.51	354	89.42
13.000 - 13.499	236	78,339,384	11.50	7.253	653	80.10	355	78.71
13.500 - 13.999	435	133,151,743	19.54	7.686	640	81.39	354	65.48
14.000 - 14.499	460	128,614,876	18.87	8.143	640	81.23	355	40.52
14.500 - 14.999	505	128,616,617	18.87	8.643	624	82.32	355	33.59
15.000 - 15.499	281	71,297,969	10.46	9.073	612	82.49	355	37.16
15.500 - 15.999	206	46,181,120	6.78	9.592	593	83.37	354	37.75
16.000 - 16.499	87	15,591,913	2.29	9.978	585	85.85	354	38.81
16.500 - 16.999	54	10,564,187	1.55	10.303	557	83.08	354	44.50
17.000 - 17.499	32	4,272,640	0.63	10.994	542	79.74	354	35.28
17.500 - 17.999	15	1,850,891	0.27	11.363	538	75.61	354	33.42
18.000 - 18.499	4	382,541	0.06	11.931	540	72.66	356	100.00
18.500 - 18.999	1	124,803	0.02	11.625	590	100.00	354	100.00
19.500 - 19.999	1	89,886	0.01	12.625	586	100.00	355	100.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

Life Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Life Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
5.000 - 5.499	1	$79,524	0.01%	8.750%	603	64.00%	350	0.00%
6.000 - 6.499	2,101	582,573,019	85.49	8.210	633	81.52	354	50.72
6.500 - 6.999	252	62,754,919	9.21	8.265	618	80.43	355	58.30
7.000 - 7.499	143	36,036,726	5.29	8.155	624	83.10	355	73.18
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

First Periodic Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
First Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	1,920	$531,045,917	77.93%	8.203%	634	81.69%	355	52.25%
1.500 - 1.999	2	194,180	0.03	9.863	595	90.79	349	100.00
2.000 - 2.499	9	3,686,578	0.54	7.223	653	81.87	355	100.00
3.000 - 3.499	558	143,983,581	21.13	8.270	619	80.80	354	52.77
5.000 - 5.499	6	1,393,932	0.20	7.513	672	82.95	356	80.60
6.000 - 6.499	2	1,140,000	0.17	8.586	641	80.00	355	0.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

Periodic Cap of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Periodic Cap (%)	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
1.000 - 1.499	2,368	$649,467,651	95.31%	8.219%	632	81.40%	354	51.20%
1.500 - 1.999	128	$31,336,538	4.60	8.065	617	83.82	355	82.69
2.000 - 2.499	1	$640,000	0.09	8.750	649	80.00	355	0.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

Next Rate Adjustment Date of the Group II Mortgage Loans - ARM Loans
							Weighted
			% of				Average
	Number	Aggregate	Aggregate	Weighted	Nonzero	Weighted	Stated
	of	Remaining	Remaining	Average	Weighted	Average	Remaining	Full/Alt
	Mortgage	Principal	Principal	Mortgage	Average	Original	Term	Doc
Next Rate Adjustment Date	Loans	Balance	Balance	Rate (%)	FICO	LTV(%)	(Months)	Type(%)
2007-07	1	$234,050	0.03%	7.500%	580	85.00%	339	100.00%
2007-08	1	199,659	0.03	7.400	624	80.00	340	0.00
2007-09	1	419,828	0.06	6.990	583	80.00	341	100.00
2007-10	2	469,596	0.07	6.534	701	80.00	341	100.00
2007-11	4	477,647	0.07	6.613	667	76.72	343	100.00
2007-12	2	653,563	0.10	7.900	552	88.98	344	25.01
2008-01	8	1,764,371	0.26	8.162	605	81.20	345	77.24
2008-02	2	658,625	0.10	9.713	575	84.98	346	25.00
2008-03	4	1,380,834	0.20	8.328	555	73.88	347	90.27
2008-04	1	297,600	0.04	10.000	519	80.00	348	0.00
2008-05	5	1,713,982	0.25	8.993	548	81.67	349	59.43
2008-06	3	483,820	0.07	7.984	591	75.52	350	0.00
2008-07	5	1,903,605	0.28	8.655	617	87.94	351	30.36
2008-08	52	16,562,222	2.43	8.337	615	80.73	352	49.97
2008-09	262	78,899,235	11.58	8.213	631	82.21	353	49.72
2008-10	905	241,347,745	35.42	8.315	634	81.96	354	50.19
2008-11	353	95,304,504	13.99	8.250	621	80.98	355	53.74
2008-12	757	205,051,031	30.09	8.060	635	81.05	356	55.25
2009-01	12	4,261,955	0.63	8.399	620	80.68	357	52.17
2009-05	2	194,180	0.03	9.863	595	90.79	349	100.00
2009-06	1	168,947	0.02	8.550	614	100.00	350	100.00
2009-07	3	588,946	0.09	9.976	589	88.22	351	39.35
2009-09	9	2,333,863	0.34	8.195	631	78.39	353	65.89
2009-10	15	3,952,859	0.58	8.550	657	83.78	354	43.74
2009-11	23	5,423,487	0.80	8.192	598	83.91	355	76.99
2009-12	40	8,908,812	1.31	8.269	628	80.52	356	63.86
2011-03	1	113,706	0.02	7.990	591	61.36	347	0.00
2011-06	1	550,122	0.08	7.500	616	80.00	350	100.00
2011-09	1	457,183	0.07	7.500	637	67.65	353	0.00
2011-11	10	3,679,648	0.54	7.645	691	78.47	355	45.12
2011-12	8	2,143,432	0.31	7.878	684	79.79	356	7.41
2016-12	3	845,132	0.12	7.215	674	84.87	356	100.00
Total/Weighted Average:	2,497	$681,444,188	100.00%	8.212%	631	81.51%	355	52.60%

FOR ADDITIONAL INFORMATION PLEASE CALL:

Lehman Brothers Inc.

Residential Mortgage Finance

Diane Rinnovatore	(212) 526-5460
Mary Stone	(212) 526-9606
Scott Stimpfel	(212) 526-5689
Christopher Mellia	(212) 526-5754
Samuel Luk	(212) 526-9637
Ram Chivukula	(212) 526-0422

Structuring
Dennis Tsyba	(212) 526-1102
Manoj Gupta	(212) 526-1453

Syndicate

Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Matt Dunn	(212) 526-9519

Trading
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315
Michael Gramins	(212) 526-6870
Ross Shapiro	(212) 526-6870

Rating Agencies

Moody’s
Rishi Salwan	(212) 553-1314

S&P
Jong Kim	(212) 438-2886

DBRS
Quincy Tang	(212) 806-3256